UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Lakeland Financial Corporation

2023

Notice of Annual Meeting of Shareholders and Proxy Statement

Mission

Lake City Bank will be the acknowledged and recognized leader in Indiana Community Banking by consistently providing highly personalized and client-driven Community Banking services.

Core Values
Independence
Honesty
Customer Service
Profitability
Community Service
Inclusivity
Professional Development
Stewardship

Letter to Our Shareholders
March 2, 2023
Dear Shareholder:
On behalf of the Board of Directors and management of Lakeland Financial Corporation, we cordially invite you to attend the annual meeting of shareholders of Lakeland Financial Corporation to be held by live webcast at 4:30 p.m. (Eastern Time) on April 11, 2023.
There are a number of proposals to be considered at the meeting. Our Nominating and Corporate Governance Committee has nominated 11 persons to serve as directors, each of whom is an incumbent director. If elected, each director would serve a one-year term. Additionally, we have included a non-binding advisory proposal on the compensation of certain executive officers and a non-binding advisory proposal on the frequency with which shareholders will vote on the compensation of certain executive officers in the future. Finally, our Audit Committee has selected, and shareholders will be asked to ratify the selection of, Crowe LLP to continue as our independent registered public accounting firm for the year ending December 31, 2023.
We recommend you vote your shares “FOR” each of the director nominees, “FOR” the approval of the compensation of our executive management as described in the proxy statement, "1 YEAR" for the frequency of the vote on executive compensation and “FOR” the ratification of our accountants.
We encourage you to attend the virtual meeting. However, whether or not you plan to attend the meeting, please take the time to vote by following the instructions provided on the notice as soon as possible. This will ensure that your shares are represented at the meeting.
We look forward with pleasure to seeing you at the meeting.
Very truly yours,

David M. Findlay President and Chief Executive Officer

2023 PROXY STATEMENT	1

Notice of Annual Meeting
of Shareholders

Date and Time Tuesday, April 11, 2023 at 4:30 p.m. (Eastern Time)	Location www.virtualshareholdermeeting. com/LKFN2023	Record Date February 21, 2023
Items of Business

	Board Recommendation	Page Reference

1.to elect the 11 director nominees named in the accompanying proxy statement	FOR	22

2.to approve a non-binding advisory proposal on the compensation of certain executive officers, otherwise known as a “say-on-pay” proposal	FOR	57

3.to approve a non-binding advisory proposal on the frequency with which shareholders will vote on future say-on-pay proposals	1 YEAR	58

4.to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	FOR	60

Shareholders will be able to attend the meeting online, vote their shares electronically and submit their questions during the meeting by visiting: www.virtualshareholdermeeting.com/LKFN2023. Only shareholders of record on our books at the close of business on February 21, 2023, the record date for the annual meeting, will be entitled to vote at the annual meeting. In the event there is an insufficient number of votes for a quorum, the meeting may be adjourned or postponed in order to permit us to solicit additional proxies.
By order of the Board of Directors,
J. Rickard Donovan
Secretary
Warsaw, Indiana
March 2, 2023

How to vote

Online www.proxyvote.com	By Telephone 1-800-690-6903	By Mail Mark, sign and date your proxy card and return in the postage-paid envelope we have provided.

2

2023 PROXY STATEMENT	3

Proxy Statement
Annual Meeting of Shareholders April 11, 2023
About this Proxy Statement
This proxy statement is being furnished to our shareholders in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be used at the annual meeting of shareholders to be held by live webcast on Tuesday, April 11, 2023 at 4:30 p.m. (Eastern Time), or at any adjournments or postponements of the meeting. Our summary annual report to shareholders, including consolidated financial statements for the fiscal year ended December 31, 2022, and a copy of our annual report on Form 10-K, which we have filed with the Securities and Exchange Commission (the “SEC”), accompany this proxy statement. These proxy materials are first being made available or distributed to shareholders on or prior to March 2, 2023.
About the Meeting
The following discussion answers frequently asked questions regarding the meeting and the voting process. As used in this proxy statement, unless the context otherwise requires, the terms “Lakeland Financial,” “the Company,” “we,” “our” and “us” all refer to Lakeland Financial Corporation and its direct and indirect subsidiaries.
How can I attend the annual meeting?
Our annual meeting will be held solely by means of a live webcast this year, so as to make it easier for more shareholders to attend. If you were a shareholder of record as of February 21, 2023, the record date for the annual meeting, you will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by:
1.visiting: www.virtualshareholdermeeting.com/LKFN2023 at the date and time of the meeting, and
2.entering the control number found on your proxy card, voting instruction form, or notice you previously received.
If you are not eligible to participate in the meeting, you may listen to a webcast of the meeting by visiting www.virtualshareholdermeeting.com/LKFN2023 and logging on as guest. Guests will not be able to ask questions or vote at the meeting.
Whether or not you plan to attend the meeting, please take the time to vote by following the instructions provided to you as soon as possible. This will ensure that your shares are represented at the meeting.
Why did I receive the proxy materials?
According to our records, on February 21, 2023, the record date for the annual meeting, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the annual meeting. It also gives you information concerning those matters to assist you in making an informed decision.
When you vote pursuant to one of the methods set forth herein, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you instruct, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change.
If you appointed the proxies to vote your shares and an issue comes up for a vote at the meeting that is not identified in the proxy materials, the proxy holder will vote your shares in accordance with his or her judgment.

4

About the Meeting
Why did I receive a notice regarding the Internet availability of proxy materials instead of paper copies of the proxy materials?
In accordance with SEC rules, we have furnished our proxy materials to our shareholders over the Internet. Accordingly, we sent our shareholders (other than those who had previously requested to receive only printed copies of our proxy materials) by mail a notice containing instructions on how to access our proxy materials over the Internet, how to vote online and how to request paper copies of the proxy materials.
What matters will be voted on at the meeting?
You are being asked to vote on:
•the election of the 11 director nominees named in this proxy statement for a one-year term expiring at our annual meeting of shareholders in 2024;
•a non-binding advisory proposal to approve the compensation of certain executive officers, which we refer to as the “say-on-pay" proposal;
•a non-binding advisory proposal to approve the frequency of future votes on executive compensation, which we refer to as the "say-on-frequency" proposal; and
•the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the 2023 fiscal year, which we refer to as the "auditor ratification" proposal.
These matters are more fully described in this proxy statement.
If I am the record holder of my shares, how do I vote?
If you are a record holder of our common stock as of the record date, you may vote by:
•Internet, by following the instructions on the notice or proxy card previously provided to you;
•telephone, by calling the number shown on the notice or proxy card previously provided to you;
•completing, signing, dating and mailing the proxy card you received in the mail if you received or requested paper copies of the proxy materials; or
•attending the meeting through the webcast interface using the instructions described above under the heading “How can I attend the annual meeting?”
Votes submitted by telephone or Internet must be received by 11:59 p.m. on Monday, April 10, 2023. The giving of a proxy by either of these means will not affect your right to vote at the meeting if you decide to attend the meeting.
If you vote using one of the methods described above, your shares will be voted as you instruct. If you sign and return your proxy card or vote over the Internet or by telephone without giving specific voting instructions, the shares represented by your proxy card will be voted “FOR” all nominees named in this proxy statement, "1 YEAR" for the say-on-frequency proposal and “FOR” each of the other proposals described in this proxy statement.
Even if you plan to attend the annual meeting, we ask that you complete and return your proxy card in advance of the annual meeting in case your plans change.
If I hold shares in the name of a broker or other nominee, who votes my shares?
If you are a beneficial owner and a broker or other nominee is the record holder, then you received access to these proxy materials from the record holder. The record holder should have given you instructions for directing how the record holder should vote your shares. It will then be the record holder’s responsibility to vote your shares for you in the manner you direct.
Under applicable stock exchange rules, brokers and other nominees may generally vote on routine matters, such as the auditor ratification proposal, without your direction, but cannot vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. The election of directors, the say-on-pay proposal and the say-on-frequency proposal are considered non-routine matters. If your broker or other nominee does not receive instructions from you on how to vote your shares on these matters, your broker or other nominee will return the proxy card to us indicating that he or she does not have authority to vote. This is generally referred to as a “broker non-vote”.

2023 PROXY STATEMENT	5

About the Meeting
We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures.
You may also vote your shares at the meeting if you obtain a “legal proxy” from the record holder of your shares. To obtain a legal proxy, you should contact the broker or other nominee who holds your shares.
What does it mean if I receive more than one notice or proxy card?
It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with brokers or other nominees. To vote all of your shares by proxy, please follow the separate voting instructions that you received for your shares of common stock held in each of your different accounts.
What if I change my mind after I submit my voting instructions?
If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:
•timely submitting another proxy via the telephone or Internet;
•signing another proxy card with a later date and returning that proxy card to us;
•sending notice to us that you are revoking your proxy; or
•voting at the meeting through the webcast interface.
If you hold your shares in the name of your broker or other nominee and desire to change your instructions on how to vote your shares, you will need to contact that party.
How many shares must be represented in order to hold the annual meeting?
A majority of the shares that are outstanding and entitled to vote as of the record date must be present at the meeting or by proxy at the meeting in order to hold the meeting and conduct business.
Shares are counted as present at the meeting if the shareholder either:
•is present and votes at the meeting; or
•has properly submitted a signed proxy card or other form of proxy (through the telephone or Internet).
On February 21, 2023, the record date, there were 25,894,810 shares of common stock issued and outstanding. Therefore, at least 12,947,406 shares need to be present at the annual meeting for a quorum to be present.
What happens if a director nominee is unable to stand for re-election?
The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than 11 nominees. As of the date of this proxy statement, we have no reason to believe any nominee will be unable to stand for re-election.
What options do I have in voting on each of the proposals?
You may vote “FOR” or “WITHHOLD” with respect to each director nominee, “FOR,” “AGAINST” or “ABSTAIN” on the say-on-pay proposal and the auditor ratification proposal and "1 YEAR", "2 YEAR", "3 YEAR" or "ABSTAIN" on the say-on-frequency proposal.
How many votes may I cast?
You are entitled to cast one vote for each share of stock you owned on the record date.

6

About the Meeting
How many votes are needed for each proposal?
Each director nominee will be elected by a plurality of the votes cast by the shares entitled to vote at the meeting. Each of the other proposals will be approved by a majority of the votes cast with respect to such proposal.
Please note that the election of directors, the say-on-pay proposal and the say-on-frequency proposal are each considered “non-routine matters” under applicable stock exchange rules. Consequently, if your shares are held by a broker or other nominee, it cannot vote your shares on these matters unless it has received voting instructions from you. In addition, please note that because the say-on-pay proposal is an advisory vote, it will not be binding upon the Board or the Compensation Committee. Similarly, because the say-on-frequency proposal is an advisory vote, it will not be binding upon the Board.
Abstentions, withheld votes and broker non-votes, if any, will not be counted as votes cast, but will count for purposes of determining whether or not a quorum is present. Accordingly, so long as a quorum is present, (i) withheld votes and broker non-votes will have no effect on the election of any director nominee, and (ii) abstentions and broker non-votes will have no effect on the approval of the say-on-pay proposal, say-on-frequency proposal or the auditor ratification proposal.
Where do I find the voting results of the meeting?
If available, we will announce voting results at the meeting. The voting results will also be disclosed on a Form 8-K that we will file with the SEC within four business days after the meeting.
Who bears the cost of soliciting proxies?
We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of Lakeland Financial may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other nominees for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

2023 PROXY STATEMENT	7

Voting Roadmap

Proposal No. 1

Election of Directors

We recommend a vote "FOR" each director nominee.	See Page 22

Nominees

Name and Primary Occupation	Age	Director Since	Committee Membership
			AC	CC	CRC(1)	NCGC
A. Faraz Abbasi Managing Partner, Centerfield Capital	50	2022
Blake W. Augsburger Founder and Chief Executive Officer, LEA Professional	59	2011
Robert E. Bartels, Jr. Partner, Incedo LLC	58	2002
Darrianne P. Christian Civic Leader	51	2018
David M. Findlay President and Chief Executive Officer, Lakeland Financial and Lake City Bank	61	2010
Michael L. Kubacki Chairman of the Board of Directors, Lakeland Financial and Lake City Bank	71	1998
Emily E. Pichon Chairman, ETP Asset Holdings, Inc. Officer and Director, Olive B. Cole Foundation and M E Raker Foundation, Inc.	59	2002
Steven D. Ross Owner, Ross and Associates	68	2000
Brian J. Smith Co-Chief Executive Officer, Heritage Financial Group, Inc.	58	2011
Bradley J. Toothaker Chief Executive Officer, Bradley Company Managing Partner, Great Lakes Capital Development	54	2011
M. Scott Welch Chief Executive Officer, Welch Packaging Group, Inc.	62	1998

AC	Audit Committee	Chair
CC	Compensation Committee	Vice Chair
CRC	Corporate Risk Committee	Member
NCGC	Nominating and Corporate Governance Committee	Audit Committee Financial Expert
(1)The Corporate Risk Committee is a committee of the Board of Directors of Lake City Bank.

8

Voting Roadmap
Board Snapshot

INDEPENDENCE	TENURE	AGE	DIVERSITY

GENDER DIVERSITY

2 out of 11 directors are women

ETHNIC DIVERSITY

2 out of 11 directors are racially/ethnically diverse

- African American
- Asian

Skills and Experience

Industry	Brand	Technology	Board

Finance	Human Capital Management	Risk Management	Corporate Governance & Ethics

Governance Highlights

Board of Directors
•Ten out of 11 directors are independent.
•Committed to diversity.
Corporate Governance
•Separate Chairman and CEO.
•Independent Committee Chairs.
•Established Corporate Risk Committee for regular and open communications between senior management and the Board.
•Oversight of Environmental, Social and Governance.

Executive Compensation
•Maintains a stock ownership policy for directors and share ownership guidelines for CEO.
•Regular assessment of compensation plans.
•Annual reviews of frameworks set forth in the Safety and Soundness standards.
•Maintains a robust hedging and pledging policy.

2023 PROXY STATEMENT	9

Voting Roadmap

Proposal No. 2

Advisory (Non-Binding) Vote on Executive Compensation

We recommend a vote "FOR" this proposal.	See Page 57

CEO Compensation Mix

Proposal No. 3

Advisory (Non-Binding) Vote on Frequency of Vote on Executive Compensation

We recommend a vote of "1 YEAR" for this proposal.	See Page 58

Proposal No. 4

Ratification of Crowe LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023

We recommend a vote "FOR" this proposal.	See Page 60

10

Corporate Governance and
the Board of Directors
General
The Board has adopted guidelines on significant corporate governance matters that, together with our Code of Conduct and other policies, create our corporate governance standards. You may view the Corporate Governance Guidelines and our committee charters and other policies in the Investor Relations section of our website at www.lakecitybank.com.
Generally, the Board oversees our business and monitors the performance of our management. Our executive officers and management team oversee the day-to-day operations of Lakeland Financial. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board, which convenes at least six times a year, and through committee membership, which is discussed below. Our directors also discuss business and other matters with Mr. Findlay, our President and Chief Executive Officer, Lisa O’Neill, our Chief Financial Officer, other key executives and our principal external advisers (legal counsel, auditors and other consultants). All members of our Board also serve as members of the Board of Directors of Lake City Bank, our wholly owned bank subsidiary.
With the exception of Mr. Findlay, who is an executive officer, our Board has determined that all of our current directors are “independent,” as defined by the listing rules of the Nasdaq Stock Market, or Nasdaq, and we have determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions. The Board has established an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation Committee, among other committees. Lake City Bank’s board has established a Corporate Risk Committee.
Our Board held six meetings during 2022. All of the incumbent directors attended at least 75% of the Board meetings and meetings of committees of which they were members. While we do not have a specific policy regarding attendance at the annual shareholder meeting, all directors are encouraged and expected to attend the meeting. All of our current directors attended last year’s annual meeting.
Board Committees and Member Composition During 2022

Director	AC	CC	CRC(1)	NCGC
A. Faraz Abbasi
Blake W. Augsburger
Robert E. Bartels, Jr.
Darrianne P. Christian
David M. Findlay
Michael L. Kubacki(2)
Emily E. Pichon
Steven D. Ross
Brian J. Smith
Bradley J. Toothaker
M. Scott Welch
Total committee meetings in 2022	4	2	4	2

AC	Audit Committee	Chair
CC	Compensation Committee	Vice Chair
CRC	Corporate Risk Committee	Member
NCGC	Nominating and Corporate Governance Committee	Audit Committee Financial Expert
(1)The Corporate Risk Committee is a committee of the Board of Directors of Lake City Bank
(2)Chairman of the Board

2023 PROXY STATEMENT	11

Corporate Governance and the Board of Directors
Audit Committee

Members Bradley J. Toothaker (Chair) Brian J. Smith(1) (Vice Chair) A. Faraz Abbasi Robert E. Bartels, Jr. Steven D. Ross Meetings in 2022: 4
Principal Responsibilities
The Audit Committee is appointed by the Board to assist the Board in monitoring:
•The integrity of the financial statements of the Company;
•The independent auditor’s qualifications and independence;
•The Company’s system of internal controls;
•The performance of the Company’s internal audit function and independent auditors; and
•The compliance by the Company with ethics policies and legal and regulatory requirements.
The functions performed by the Audit Committee include, among other things, the following:
•Overseeing our accounting and financial reporting;
•Selecting, appointing and overseeing our independent registered public accounting firm;
•Reviewing actions by management on recommendations of our independent registered public Accounting firm and internal auditors;
•Meeting with management, the internal auditors and the independent registered public accounting firm to review the effectiveness of our system of internal controls and internal audit procedures; and
•Reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.

(1)Audit Committee Financial Expert
Each current member of the Audit Committee is expected to serve on the committee until our annual meeting of shareholders in 2024, if re-elected to the Board. The Board has determined that Mr. Smith is an audit committee financial expert on the basis of his education, his certified public accounting certificate, his professional experience in public accounting at the firm of EY (formerly known as Ernst & Young LLP) from 1986-1990 and his strong financial background managing Heritage Financial Group. Each member of the Audit Committee meets the additional independence criteria applicable to audit committee members under applicable Nasdaq rules.
To promote independence of the audit function, the committee consults separately with our independent registered public accounting firm, the internal auditors and management. We have adopted a written charter for the committee, which sets forth the committee’s duties and responsibilities. The committee’s current charter is available in the Investor Relations section of our website at www.lakecitybank.com.

12

Corporate Governance and the Board of Directors
Compensation Committee

Members Emily E. Pichon (Chair) Blake W. Augsburger (Vice Chair) A. Faraz Abbasi Darrianne P. Christian M. Scott Welch Meetings in 2022: 2
Principal Responsibilities
The Compensation Committee is appointed by the Board to:
•Discharge the Board’s responsibilities relating to the compensation of the Company’s directors, its Chief Executive Officer, and its other executive officers;
•Evaluate and approve all compensation of the Company's Chief Executive Officer and its other executive officers;
•Evaluate and recommend compensation for the Company's directors; and
•Produce an annual report and review all other disclosures regarding executive compensation required to be included in the Company’s proxy statement and other filings with the SEC in accordance with applicable rules and regulations.
The functions performed by the Compensation Committee include, among other things, the following:
•Review and approve the performance goals and objectives relevant to the compensation of our Chief Executive Officer and the other executive officers;
•Evaluate the performance of our Chief Executive Officer and the other executive officers and set the compensation level of our Chief Executive Officer and the other executive officers based upon such evaluation, including the long-term incentive component of such compensation;
•Review and approve all employment agreements, severance arrangements and change in control agreements or provisions, if any, for our Chief Executive Officer and the other executive officers;
•Make recommendations to the Board regarding the annual compensation of the directors, including incentive plans and equity-based compensation;
•Make recommendations to the Board regarding incentive compensation plans and equity-based plans and administer our equity incentive plans; and
•Evaluate the risks posed by the design and implementation of the compensation plans and evaluate the implementation of appropriate risk management and controls to avoid or mitigate any excessive risk.
The Compensation Committee may engage advisers to assist it in performing its duties only after evaluating the independence of any such advisers.

Each current member of the Compensation Committee is expected to serve on the Compensation Committee until our annual meeting of shareholders in 2024, if re-elected to the Board. Each of the members meets the additional independence criteria applicable to compensation committee members under applicable Nasdaq rules and a “non-employee director" under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
We have adopted a written charter for the Compensation Committee, which sets forth the Compensation Committee’s duties and responsibilities. The Compensation Committee’s current charter is available in the Investor Relations section of our website at www.lakecitybank.com.
Nominating and Corporate Governance Committee

Members Blake W. Augsburger (Chair) Robert E. Bartels, Jr. (Vice Chair) Emily E. Pichon M. Scott Welch Meetings in 2022: 2
Principal Responsibilities
The primary purposes of the committee are to:
•Identify and recommend individuals to be presented to our shareholders for election or re-election to the Board; and
•Review and monitor our policies, procedures and structure as they relate to corporate governance.

We also have a Nominating and Corporate Governance Committee. Each current member is expected to serve on the committee until our annual meeting of shareholders in 2024, if re-elected to the Board. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” under applicable Nasdaq rules. We have adopted a written charter for the committee, which sets forth the committee’s duties and responsibilities. The committee’s current charter is available in the Investor Relations section of our website at www.lakecitybank.com.

2023 PROXY STATEMENT	13

Corporate Governance and the Board of Directors
Director Nominations and Qualifications
For the 2023 annual meeting, the Nominating and Corporate Governance Committee nominated for re-election to the Board the 11 incumbent directors whose terms are set to expire at the annual meeting. These nominations were further approved by the full Board. We did not receive any shareholder nominations for director for the 2023 annual meeting.
The Nominating and Corporate Governance Committee evaluates all potential nominees for election, including incumbent directors, Board nominees and shareholder nominees, in the same manner. The following are the different factors the committee considers when nominating a candidate:

Qualities of the Candidate
As reflected in our Corporate Governance Guidelines, the committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills, sound judgment, a strong sense of service to the communities that we serve and an ability to meet the standards and duties set forth in our code of conduct.
Age All directors must be age 72 or younger at the time of election, which is the mandatory retirement age established by the Board.
Conflicts of Interest
The committee evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and to determine whether they are “independent” in accordance with Nasdaq requirements (to ensure that at least a majority of the directors will, at all times, be independent).

The committee has not, in the past, retained any third party to assist it in identifying candidates.
Diversity
We value the benefits that diversity brings to the Board. A diverse board reflects a variety of perspectives and experiences, and that diversity leads to better informed decision-making. The committee ensures that women and minority candidates are included in the candidate pool from which director nominees are selected. On an ongoing basis, the committee assesses the board composition to ensure that it reflects a broad diversity of experience, professions and perspectives, including diversity in race, gender, geography and expertise. Currently, two of our 11 director nominees are women, and two of our director nominees are underrepresented minorities. The committee, with the guidance and full support of the Board, is committed to further diversification of the Board.
BOARD DIVERSITY MATRIX
(as of February 21, 2023)

	Female	Male
Total Number of Directors	11
Part I: Gender Identity
Directors	2	9
Part II: Demographic Background
African American	1	0
Asian	0	1
White	1	8
The committee generally identifies nominees by first evaluating the current members of the Board who are willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the committee or the Board decides not to re-nominate a member for re-election, the committee would evaluate the skills and experience of a potential nominee in light of the criteria above.

14

Corporate Governance and the Board of Directors
Shareholder Communication with the Board, Nomination and Proposal Procedures
General Communications with the Board
Shareholders may contact Lakeland Financial’s Board by contacting J. Rickard Donovan, Corporate Secretary, at Lakeland Financial Corporation, P.O. Box 1387, Warsaw, Indiana, 46581-1387 or (574) 267-6144. Mr. Donovan will generally not forward communications to the Board that are primarily commercial in nature or related to an improper or irrelevant topic.
Nominations of Directors
In accordance with our Restated Bylaws, a shareholder may nominate a director for election to the Board at an annual meeting of shareholders by delivering written notice of the nomination to the Company’s chairman of the Board. To be timely, the notice must be delivered or mailed not less than 150 days nor more than 180 days prior to the date of the annual meeting. The shareholder’s notice of intention to nominate a director must include the name and address of the proposed nominee, the principal occupation of the proposed nominee, the total number of shares of capital stock of Lakeland Financial that will be voted for each proposed nominee, the name and address of the shareholder making the nomination and the number of shares of capital stock of Lakeland Financial owned by the notifying shareholder. We may request additional information after receiving the notification.
Other Shareholder Proposals
For all other shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of shareholders to be held in 2024, shareholder proposals must be received by J. Rickard Donovan, our Corporate Secretary, at the above address, no later than November 3, 2023, and must otherwise comply with the rules and regulations set forth by the SEC.
Board Leadership Structure
The positions of Chairman of the Board and Chief Executive Officer of Lakeland Financial had historically been combined until April of 2014 when Mr. Kubacki, who had previously held both positions, stepped down as Chief Executive Officer. At that time, Mr. Findlay was appointed President and Chief Executive Officer of Lakeland Financial Corporation. Mr. Kubacki has continued to serve as Chairman of the Board. Consistent with Nasdaq listing requirements, the independent directors have regularly had the opportunity to meet without Mr. Findlay in attendance. In 2022, there were two such executive sessions.
Code of Conduct
We have a code of conduct in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our President and Chief Executive Officer and our Chief Financial Officer. The code of conduct is posted in the Investor Relations section of our website at www.lakecitybank.com. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendment to or waiver of the code with respect to our President and Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

2023 PROXY STATEMENT	15

Corporate Governance and the Board of Directors
Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including general economic risks, interest rate risk, credit risks, regulatory risks, audit risks, reputational risks, cybersecurity risks, operational trust and fiduciary wealth advisory risks, and other risks, as described in our Annual Report on Form 10-K and other filings with the SEC.

The Board
As a whole and through its committees, the Board has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility for ensuring that the risk management processes designed and implemented by management are adequate and functioning as designed. The full Board is also charged with ultimate oversight responsibility for risk management. Various committees of the Board and members of management also have responsibilities with respect to our risk oversight.

Audit Committee
•Plays a large role in monitoring and assessing our financial, legal, and operational risks .
•Receives regular reports from the management team’s senior risk officer regarding comprehensive organizational risk as well as particular areas of concern.

Compensation Committee
•Monitors and assesses the various risks associated with compensation policies.
•Oversees incentive plans to ensure a reasonable and manageable level of risk-taking consistent with our overall strategy.

Corporate Risk Committee (established in 2013)
•Oversees the risk management practices of Lake City Bank, including management’s ability to assess and manage the Company’s credit, market, interest rate, liquidity, legal and compliance, reputational, and technology risks.
•Provides a forum for open and regular communication between senior management and the Board in order to effectively manage risks.
•Meets quarterly.

Management Management is responsible for the day-to-day management of risks the Company faces.

In addition, the Company has designated Ms. Kristin L. Pruitt, Executive Vice President, Chief Administrative Officer, as its senior risk officer. Ms. Pruitt generally oversees management’s role in its risk management practices, and she is invited to and generally attends all Board and committee meetings. Additionally, Michael E. Gavin, Executive Vice President, Chief Credit Officer, was directly responsible for overseeing credit risk until his retirement on January 27, 2023. Upon Mr. Gavin's retirement, Donald J. Robinson-Gay, Senior Vice President and Chief Credit Officer, is directly responsible for overseeing credit risk.
We believe that establishing the right “tone at the top” and providing for full and open communication between management and the Board is essential for effective risk management and oversight. Our executive management meets regularly with our other senior officers to discuss strategy and risks facing the Company. Senior officers attend many of the Board meetings, or, if not in attendance, are available to address any questions or concerns raised by the Board on risk management-related issues and any other matters. The Board has an annual offsite meeting with senior management to discuss strategies, key challenges, and risks and opportunities for the Company. Additionally, each of our Board-level committees provides regular reports to the full Board and apprises the Board of our comprehensive risk profile and any areas of concern.

16

Environmental, Social and Governance
We are dedicated to bringing value to all our stakeholders—our employees, our customers, our communities and our shareholders, and we believe that Environmental, Social and Governance (“ESG”) considerations are important to delivering that value. We have programs and initiatives in place that direct our ESG efforts, including community development initiatives that provide services and support to the families and small-medium size businesses in our communities and a diversity and inclusion initiative.
For information regarding our ESG efforts, please go to “Corporate Social Responsibility” on our website at www.lakecitybank.com/about-us/corporate-social-responsibility.
The contents of our website are not filed or furnished with this proxy statement nor are they incorporated by reference into this or any of our other filings with the SEC. The information contained in this section of this proxy statement shall not be considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this section of this proxy statement by reference in such filing.

2023 PROXY STATEMENT	17

Director Compensation
During 2022, directors who were not employees of Lakeland Financial or Lake City Bank were paid the following retainer fees:

Component	Amount
Annual Director Retainer	$35,000
Annual Audit Committee Chairman Additional Retainer	15,000
Annual Governance Committee Chairman Additional Retainer	10,000
Annual Compensation Committee Chairman Additional Retainer	10,000
Annual Corporate Risk Committee Chairman Additional Retainer	10,000
Annual Chairman of the Board Additional Retainer	40,000
Annual Stock Grant (number of shares)	1,300
Each director of Lakeland Financial is also a director of Lake City Bank and is not compensated separately for service on Lake City Bank’s Board.
Mr. Findlay, who is a director and also serves as our President and Chief Executive Officer, is not paid any fees for his service as a director. The directors’ fees are reviewed annually by the Compensation Committee.
Under the 2017 Equity Incentive Plan, directors may be awarded non-qualified stock options or stock grants at the discretion of the Compensation Committee, subject to an annual limitation for each director of 10,000 shares subject to stock options or stock appreciation rights and 10,000 shares subject to stock awards. In 2023, each non-employee director will receive two separate awards of 650 shares, for a total award of 1,300 shares, of Lakeland Financial stock upon approval by the Board of the first award in January and the second award in July. All final decisions regarding director compensation, whether in cash or equity, are made by the full board, after receiving recommendations from the Compensation Committee.
Since 2011, the Board has maintained a stock ownership policy that currently requires directors hold a minimum of 5,000 shares of Lakeland Financial within five years a becoming a director. At the time the ownership requirement was set at its current level, 5,000 shares represented approximately the same value as five times the annual cash retainer for directors. This requirement will be reviewed each year by the Nominating and Corporate Governance Committee and may be adjusted to maintain a similar ratio. As of December 31, 2022, all of our non-employee directors met the requirements of our stock ownership policy.
The following table provides information on 2022 compensation for non-employee directors who served during 2022.

Name (a)	Fees Earned or Paid in Cash(1) (b)	Stock Awards(2)(3) (c)	Total (d)
A. Faraz Abbasi	$35,000	$97,663	$132,663
Blake W. Augsburger	45,000	97,663	142,663
Robert E. Bartels, Jr.	35,000	97,663	132,663
Darrianne P. Christian	41,667	97,663	139,330
Daniel F. Evans, Jr.(4)	11,667	53,950	65,617
Michael L. Kubacki	75,000	97,663	172,663
Emily E. Pichon	45,000	97,663	142,663
Steven D. Ross	35,000	97,663	132,663
Brian J. Smith	35,000	97,663	132,663
Bradley J. Toothaker	48,333	97,663	145,996
Ronald D. Truex(4)	16,667	53,950	70,617
M. Scott Welch	35,000	97,663	132,663
(1)We maintain the Lakeland Financial Corporation Directors Fee Deferral Plan under which non-employee directors are permitted to defer receipt of their directors fees and earn a rate of return based upon the performance of our stock. The amounts shown in this column include amounts that may have been deferred by the directors. We may, but are not required to, fund the deferred fees into a trust which may hold our stock. The plan is nonqualified and the directors have no interest in the trust. The deferred fees and any earnings thereon are unsecured obligations of Lakeland Financial. No director received preferential or above-market earnings on deferred compensation. Any shares held in the trust are treated as treasury shares and may not be voted on any matter presented to shareholders. The number of shares attributable to each director under the plan is set forth in the footnotes to the Beneficial Ownership Table below.
(2)Represents the grant date fair value for fully vested stock awards based on a share price of $83.00 as of January 11, 2022 and $67.25 as of July 12, 2022, in accordance with FASB ASC Topic 718 - “Compensation-Stock Compensation.” See the discussion of equity awards in Note 14 of the Notes to Consolidated Financial Statements for Lakeland Financial’s financial statements for the year ended December 31, 2022. The number of fully vested shares granted during 2022 for each non-employee director was 1,300, 650 on January 11, 2022 and 650 on July 12, 2022.
(3)As of December 31, 2022, none of our non-employee directors held any outstanding stock awards or options.
(4)Mr. Evans and Mr. Truex retired as of the April 12, 2022 annual meeting.

18

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information with respect to the beneficial ownership of our common stock at February 21, 2023, the record date for the annual meeting, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee for the Board, by each executive officer named in the Summary Compensation Table, which can be found later in this proxy statement, and by all directors and executive officers of Lakeland Financial Corporation as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he, she or it has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership of securities within 60 days of February 21, 2023.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)		Percent of Class
5% Shareholders
BlackRock, Inc.(3)	3,695,501		14.3%
The Vanguard Group(4)	1,845,929		7.1%
Neuberger Berman Group LLC(5)	1,428,286		5.5%
Directors and Nominees
A. Faraz Abbasi	2,457	(6)	*
Blake W. Augsburger	29,883	(7)	*
Robert E. Bartels, Jr.	29,551	(8)	*
Darrianne P. Christian	9,634	(9)	*
David M. Findlay	216,213	(10)	0.8%
Michael L. Kubacki	65,100	(11)	*
Emily E. Pichon	16,077	(12)	*
Steven D. Ross	28,801		*
Brian J. Smith	72,156	(13)	*
Bradley J. Toothaker	36,839	(14)	*
M. Scott Welch	245,805	(15)	1.0%
Other Named Executive Officers
Lisa M. O’Neill	29,527	(16)	*
Eric H. Ottinger	35,274	(17)	*
Kristin L. Pruitt	21,981		*
Jonathan P. Steiner	6,369		*
All directors and executive officers as a group (21 persons)	877,362	(18)	3.4%
*    Indicates that the individual or entity owns less than half of one percent of Lakeland Financial's common stock.
(1)The total number of shares of common stock issued and outstanding on February 21, 2023 was 25,894,810.
(2)The information contained in this column is based upon information furnished to us by the persons named above and as shown on our transfer records. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.
(3)Includes entities related to reporting entity. Based upon a schedule 13G filed with the SEC on January 26, 2023. The address for the reporting entity is 55 East 52nd Street, New York, NY 10055.
(4)Includes entities related to reporting entity. Based upon a schedule 13G filed with the SEC on February 9, 2023. The address for the reporting entity is 100 Vanguard Blvd., Malvern, PA 19355.
(5)Includes entities related to reporting entity. Based upon a schedule 13G filed with the SEC on February 10, 2023. The address for the reporting entity is 1290 Avenue of the Americas, New York, NY 10104.

2023 PROXY STATEMENT	19

Security Ownership of Certain Beneficial Owners and Management
(6)Includes 507 shares credited to Mr. Abbasi’s account as of February 6, 2023 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.
(7)Includes 14,920 shares credited to Mr. Augsburger’s account as of February 6, 2023 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.
(8)Includes 3,075 shares held in a trust in which Mr. Bartels serves as trustee.
(9)Includes 2,784 shares credited to Ms. Christian’s account as of February 6, 2023 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.
(10)Includes 3,750 shares held by Mr. Findlay’s individual retirement account; 3,000 shares held by Mr. Findlay’s wife, as to which shares he has no voting or investment power; and 184,129 shares held in trust, as to which shares he shares voting and investment power.
(11)Includes 65,100 shares held in trust, as to which shares he shares voting and investment power.
(12)Includes 10 shares held by Ms. Pichon’s husband, as to which shares she has no voting or investment power and 854 shares credited to Ms. Pichon’s account as of February 6, 2023 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.
(13)Includes 28,185 shares held in a trust in which Mr. Smith serves as trustee and 17,303 shares credited to Mr. Smith’s account as of February 6, 2023 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.
(14)Includes 14,876 shares credited to Mr. Toothaker’s account as of February 6, 2023 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.
(15)Includes 1,257 shares held by Mr. Welch’s individual retirement account; 2,895 shares held by Mr. Welch’s wife’s individual retirement account, as to which shares he shares voting and investment power; 154,146 shares held by Mr. Welch’s wife, as to which shares he shares voting and investment power; 34,000 shares held by BEL Leasing LLP, as to which shares he shares voting and investment power; and 53,507 shares credited to Mr. Welch’s account as of February 6, 2023 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.
(16)Includes 6,750 shares held by Ms. O’Neill’s individual retirement account and 20,026 shares held jointly, as to which shares she shares voting and investment power.
(17)Includes 600 shares held by Mr. Ottinger jointly, as to which shares he shares voting and investment power.
(18)This includes shares which have been allocated to executive officers under the 401(k) plan through December 31, 2022.

20

Certain Relationships and Related Transactions
During 2022, Lake City Bank had extended, and expects to continue to extend, loans to its directors and officers and to their related interests. Such loans were, and will continue to be, made only upon the same terms, conditions, interest rates, and collateral requirements as those prevailing at the same time for comparable loans extended from time to time to other, unrelated borrowers. Loans to directors and officers do not and will not involve greater risks of collectability, or present other unfavorable features, than loans to other borrowers. All such loans are approved by the Lake City Bank Board of Directors in accordance with applicable bank regulatory requirements.
Lake City Bank entered into a Lease Agreement with Michigan Street, LLC for retail branch and office space in South Bend, Indiana, in June 2011. In October 2011, Bradley Toothaker, a 50% owner of Michigan Street, LLC, joined the Board of Directors of Lakeland Financial Corporation and Lake City Bank. The initial term of the lease is for a period of 20 years, with two consecutive five-year renewal terms. Pursuant to the lease, monthly rent for 4,450 square feet of leased space was $6,304.16 for the first five years, and will increase by 7.5% every five years. In addition, Lake City Bank is required to pay its proportionate share of common area maintenance fees for the building, presently expected to be approximately $3,184 per month. Mr. Toothaker had not yet become a director at the time of the lease signing and the Lease Agreement was negotiated by Lake City Bank’s management at an arms-length basis. Effective January 1, 2012, the parties amended the terms of the lease to reflect additional square footage to be used by Lake City Bank in the building. Based on the addition of approximately 550 square feet, the monthly rent for the leased space increased to $7,001.87. This amendment was ratified by Lake City Bank’s Board in February 2012. Management and the Board believe that the terms of the lease are reasonable and consistent with the customary terms of the local market. As part of its annual review of director independence, the Board considered and re-evaluated this lease arrangement when considering Mr. Toothaker’s independence and determined that it did not prevent Mr. Toothaker from being able to serve as an independent director.
Lake City Bank entered into a Lease Agreement with EOZ Business, LLC for retail branch and office space in Elkhart, Indiana, in September 2020. Lakeland Financial Corporation and Lake City Bank director, Brian Smith is approximately an 12% owner of EOZ Business, LLC. The initial term of the lease is for a period of 15 years, with two consecutive five-year renewal terms. The lease term commenced on January 31, 2022. Pursuant to the lease, monthly rent for 4,553 square feet of leased space will be $8,157.46 for the first year, increasing annually to $10,210.10 by the fifteenth year. In addition, Lake City Bank will be required to pay its proportionate share of common area maintenance fees for the building. The Lease Agreement was negotiated by Lake City Bank’s management at an arms-length basis. Management and the Board believe that the terms of the lease are reasonable and consistent with the customary terms of the local market. As part of its annual review of director independence, the Board considered and re-evaluated this lease arrangement when considering Mr. Smith’s independence and determined that it did not prevent Mr. Smith from being able to serve as an independent director.
Additionally, pursuant to its charter, the Nominating and Corporate Governance Committee evaluates and pre-approves any non-lending, material transaction between Lakeland Financial and any director or officer. The charter does not provide any thresholds as to when a proposed transaction needs to be pre-approved, but the committee evaluates those proposed transactions that may affect a director’s independence or create a perception that the transaction was not fair to Lakeland Financial or not done at arms-length. Generally, transactions which would not require disclosure in our proxy statement under SEC rules (without regard to the amount involved) do not require the Nominating and Corporate Governance Committee’s pre-approval. A director may not participate in any discussion or approval by the Nominating and Corporate Governance Committee of any related party transaction with respect to which he or she is a related party, but must provide to the Nominating and Corporate Governance Committee all material information reasonably requested concerning the transaction.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the SEC. Based solely on our review of reports filed on EDGAR during the most recent fiscal year, and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2022, We are aware of one stock grant transaction by Mr. Abbasi and one sale transaction by Ms. Kyra Clark not timely disclosed on Form 4 and one gift transaction by Mr. Kubacki not timely disclosed on Form 5. Other than these three filings, we are not aware that any of our directors, executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during 2022.

2023 PROXY STATEMENT	21

Proposal No. 1

Election of Directors
The Company’s Board is currently comprised of 11 directors, each serving a term that will expire at this year’s Annual Meeting. Shareholders will be entitled to elect 11 directors for a term expiring in 2024 at the annual meeting.
We have no knowledge that any nominee will refuse or be unable to serve, but if any of the nominees is unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.
Set forth below is information concerning the nominees for election, including the age, the year first appointed or elected as a director and the other positions held by the person at Lakeland Financial and Lake City Bank. The nominees, if elected at the annual meeting, will serve as directors for a one-year term expiring in 2024. Each of the nominees is an incumbent director and has served as a director of Lakeland Financial for at least one term.
The directors will be elected by a plurality voting standard. Each vote is required to be counted “FOR” or ”WITHHOLD” with respect to the director’s election. Consequently, the 11 director nominees receiving the most votes “FOR” election will be elected as a director.

The Board recommends that shareholders vote “FOR” each of the nominees for director.

22

Proposal No. 1 — Election of Directors
Nominees

Name and Primary Occupation Current Term Expires 2023	Age	Director Since	Committee Membership
			AC	CC	CRC(1)	NCGC
A. Faraz Abbasi Director of Lakeland Financial and Lake City Bank	50	2022
Blake W. Augsburger Director of Lakeland Financial and Lake City Bank	59	2011
Robert E. Bartels, Jr. Director of Lakeland Financial and Lake City Bank	58	2002
Darrianne P. Christian Director of Lakeland Financial and Lake City Bank	51	2018
David M. Findlay President and Chief Executive Officer and Director of Lakeland Financial and Lake City Bank	61	2010
Michael L. Kubacki Chairman of Lakeland Financial and Lake City Bank	71	1998
Emily E. Pichon Director of Lakeland Financial and Lake City Bank	59	2002
Steven D. Ross Director of Lakeland Financial and Lake City Bank	68	2000
Brian J. Smith Director of Lakeland Financial and Lake City Bank	58	2011
Bradley J. Toothaker Director of Lakeland Financial and Lake City Bank	54	2011
M. Scott Welch Director of Lakeland Financial and Lake City Bank	62	1998

AC	Audit Committee	Chair
CC	Compensation Committee	Vice Chair
CRC	Corporate Risk Committee	Member
NCGC	Nominating and Corporate Governance Committee	Audit Committee Financial Expert
(1)The Corporate Risk Committee is a committee of the Board of Directors of Lake City Bank.

2023 PROXY STATEMENT	23

Proposal No. 1 — Election of Directors
Skills and Experience

Industry	Brand	Technology	Board

Finance	Human Capital Management	Risk Management	Corporate Governance & Ethics

All directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board or executive officer is related to any other nominee, member of the Board or executive officer. No nominee or director has been a director of another “public corporation” (i.e. subject to the reporting requirements of the Exchange Act) or of any investment company within the past five years except for Mr. Welch.
The business experience of each of the nominees for the past five years, as well as their qualifications to serve on the Board, is as follows:
A. Faraz Abbasi

Age 50 Director Since 2022 Committees Audit, Compensation
Background
•Managing Partner at Indianapolis-based Centerfield Capital, a private equity investment firm that works closely with equity sponsors, independent sponsors, business owners, and management teams who seek subordinated debt and equity financing to build companies and create value.
•Responsible for investor relations, overseeing due diligence, and portfolio management.
•Member of the Partnership’s Investment Committee.
•In sales and operations at Praxair, Inc. and Rodel, Inc. before joining Centerfield in 2001.
Director Qualifications
We consider Mr. Abbasi to be a qualified candidate for service on the Board, as well as the Audit Committee and the Compensation Committee, due to his experience and leadership working with investors and companies from a variety of sectors.

	Industry	Board	Finance	Human Capital Management	Corporate Governance & Ethics

24

Proposal No. 1 — Election of Directors
Blake W. Augsburger

Age 59 Director Since 2011 Committees Compensation (Vice Chair), Nominating and Corporate Governance (Chair)
Background
•Founder and Chief Executive Officer of LEA Professional, which designs and manufactures audio amplifiers for the commercial, residential, and professional audio markets.
•Former Executive Vice President and America’s Country Manager for Harman International Industries, Inc., a Fortune 500 company that designs and manufactures audio and infotainment products and systems.
•Served for ten years as the President of the Harman Professional Division, which is based in Northridge, California.
Director Qualifications
We consider Mr. Augsburger to be a qualified candidate for service on the Board, as well as the Nominating and Corporate Governance Committee and the Compensation Committee, due to his leadership skills and expertise developed as a former executive of a large, complex public company.

	Brand	Technology	Board	Human Capital Management	Corporate Governance & Ethics
Robert E. Bartels, Jr.

Age 58 Director Since 2002 Committees Audit, Nominating and Corporate Governance (Vice Chair)
Background
•Partner in Incedo LLC, a family office and real estate management company.
•Former President and Chief Executive Officer of Martin’s Supermarkets, Inc., a regional supermarket chain headquartered in South Bend, Indiana.
Director Qualifications
We consider Mr. Bartels to be a qualified candidate for service on the Board, as well as the Audit Committee and the Nominating and Corporate Governance Committee, due to his skills and expertise acquired as the former leader of a successful business that is prominent in many of our markets. Mr. Bartels was a third-generation family business owner with approximately 37 years of supermarket and retail experience, including 21 years of executive practice.

	Brand	Board	Finance	Human Capital Management	Risk Management	Corporate Governance & Ethics

2023 PROXY STATEMENT	25

Proposal No. 1 — Election of Directors
Darrianne P. Christian

Age 51 Director Since 2018 Committees Compensation, Corporate Risk (Chair)
Background
•Currently involved with leading strategic initiatives for BCforward, a global information technology consulting and workforce fulfillment firm founded by Ms. Christian and her husband, Justin Christian, in 1998.
•Former program manager and an IT consultant from 1995-2003, and former officer with the Central Intelligence Agency from 1990-1995.
•Board member of Newfields (formerly the Indianapolis Museum of Art), the Central Indiana Community Foundation, IMPACT Central Indiana, and the Eskenazi Foundation.
•Works closely with the Justin and Darrianne Christian Center for Diversity and Inclusion at DePauw University.
Director Qualifications
We consider Ms. Christian to be qualified to serve on the Board, as well as the Compensation Committee and the Corporate Risk Committee, due to her personal and professional engagement with several prominent nonprofits located in Indianapolis and her professional experience in the technology sector, which we believe will be valuable as we work to ensure that we remain innovative in providing technology-driven solutions to our clients.

	Technology	Board	Risk Management	Corporate Governance & Ethics
David M. Findlay

Age 61 Director Since 2010 Committees Corporate Risk
Background
•Presently serves as the President and Chief Executive Officer of Lakeland Financial and Lake City Bank.
•Served as President and Chief Financial Officer from 2010-2014 and Chief Financial Officer from 2000-2010.
•Served as the Chief Financial Officer of Quality Dining, Inc., then a publicly traded company with its headquarters in South Bend, Indiana, prior to joining Lakeland Financial in September 2000.
•Served in various capacities with The Northern Trust Company in Chicago, prior to joining Quality Dining, Inc.
Director Qualifications
We consider Mr. Findlay to be qualified to serve on the Board due to his familiarity with Lakeland Financial’s operations he has acquired as its President and Chief Financial Officer, his experience in the financial services industry and his prior experience as the Chief Financial Officer of a publicly traded company.

	Industry	Brand	Board	Finance	Human Capital Management	Risk Management	Corporate Governance & Ethics

26

Proposal No. 1 — Election of Directors
Michael L. Kubacki

Age 71 Director Since 1998 Committees Corporate Risk
Background
•Presently serves as Chairman of the Board of Directors of Lakeland Financial and Lake City Bank.
•Retired from his full-time executive officer position as Executive Chairman of Lakeland Financial and Lake City Bank in April 2016. If re-elected, he will remain Chairman of the Board.
•Served as Chief Executive Officer of Lakeland Financial and Lake City Bank from 1998-2014 and as President from 1998-2010.
•Served as Executive Vice President of The Northern Trust Bank of California, N.A. prior to joining Lakeland Financial in 1998.
Director Qualifications
We consider Mr. Kubacki to be a qualified candidate for service on the Board due to his intimate familiarity with Lakeland Financial’s operations that he acquired as its Chairman and Chief Executive Officer and his skills and experience in the financial services industry.

	Board	Finance
Emily E. Pichon

Age 59 Director Since 2002 Committees Compensation (Chair), Nominating and Corporate Governance
Background
•Chairman of ETP Asset Holdings, Inc., formerly known as ExTech Plastics Inc. & ETP Inc., a former extruder of plastic sheet.
•Officer and director of the Olive B. Cole Foundation, the M E Raker Foundation Inc., the Questa Educational Foundation, Inc. and the Howard P. Arnold Foundation, Inc., each a private charitable foundation focused on northeast Indiana education, economic development and/or conservation based in Fort Wayne, Indiana.
Director Qualifications
We consider Ms. Pichon to be qualified to serve on the Board, as well as the Nominating and Corporate Governance Committee and the Compensation Committee, due to her experience with several prominent charitable foundations located in Fort Wayne and her education and training as an attorney.

	Industry	Brand	Board	Finance	Human Capital Management	Corporate Governance & Ethics

2023 PROXY STATEMENT	27

Proposal No. 1 — Election of Directors
Steven D. Ross

Age 68 Director Since 2000 Committees Audit, Corporate Risk (Vice Chair)
Background
•Owner of Ross and Associates, a real estate management company.
•Former President of Heartland Coffee Company, a regional coffee and beverage service company, based in Warsaw, Indiana.
•Former President of Bertsch Services, Inc., a regional food service and vending company, which was based in Warsaw, Indiana prior to its sale.
Director Qualifications
We consider Mr. Ross to be a qualified candidate for service on the Board, as well as the Audit Committee and the Corporate Risk Committee, due to his skills and expertise acquired as president of a successful business in Kosciusko County and his knowledge of the business community in this region.

	Board	Finance	Human Capital Management	Corporate Governance & Ethics
Brian J. Smith

Age 58 Director Since 2011 Committees Audit (Vice Chair), Corporate Risk
Background
•Co-Chief Executive Officer of Heritage Financial Group, Inc., a real estate investment and management and consumer finance company, based in Elkhart, Indiana.
Director Qualifications
We consider Mr. Smith to be a qualified candidate for service on the Board, as well as the Audit Committee and the Corporate Risk Committee, due to his expertise in the manufactured housing and consumer finance industries, which is a significant industry in northern Indiana, and his knowledge of, and prominence in, the Elkhart market. Additionally, Mr. Smith has a strong financial background as a certified public accountant, which adds meaningful expertise to the Audit Committee.

	Industry	Board	Finance	Human Capital Management	Risk Management	Corporate Governance & Ethics

28

Proposal No. 1 — Election of Directors
Bradley J. Toothaker

Age 54 Director Since 2011 Committees Audit (Chair), Corporate Risk
Background
•Chief Executive Officer of Bradley Company, a large Midwest-based, full-service real estate company.
Director Qualifications
We consider Mr. Toothaker to be a qualified candidate for service on the Board, as well as the Audit Committee and the Corporate Risk Committee, due to his extensive knowledge of the real estate sector in our region and his knowledge of the Northern Indiana market.

	Industry	Brand	Board	Finance	Human Capital Management	Risk Management	Corporate Governance & Ethics
M. Scott Welch

Age 62 Director Since 1998 Committees Compensation, Nominating and Corporate Governance
Background
•Chief Executive Officer of Welch Packaging Group, Inc., which is primarily engaged in producing industrial and point of purchase packaging and is headquartered in Elkhart, Indiana.
•Lead Director of the board of Patrick Industries, Inc.
Director Qualifications
We consider Mr. Welch to be a qualified candidate for service on the Board, as well as the Nominating and Corporate Governance Committee and the Compensation Committee, due to his skills and expertise in the manufacturing industry and his past experience with growing and leading organizations.

	Industry	Board	Finance	Human Capital Management	Risk Management	Corporate Governance & Ethics

2023 PROXY STATEMENT	29

Executive Officers
In addition to Mr. Findlay, the following individuals serve as the executive officers of Lakeland Financial:

Age 55

Lisa M. O’Neill
•Executive Vice President, Chief Financial Officer of Lakeland Financial and Lake City Bank, April 2014–Present.
•Chief Financial Officer of Bank First National Corporation in Manitowoc, Wisconsin, 2007–2014.
•Controller of Private Bancorp, Inc., 1999–2006.
•Served in the financial institutions group audit practice of Arthur Andersen, 1989–1999.

Age 52

Eric H. Ottinger
•Executive Vice President, Chief Commercial Banking Officer of Lakeland Financial and Lake City Bank, August 2011–Present.
•Head of Lake City Bank's Wealth Advisory Group, 2009–2011.
•Commercial East Regional Manager of Lake City Bank, 2002–2009.
•Vice President, Commercial Loan Officer of Lake City Bank, 1999–2002.
•Commercial Lending Officer at another bank, 1993–1999.

Age 51

Kristin L. Pruitt
•Executive Vice President, Chief Administrative Officer of Lakeland Financial and Lake City Bank, 2017–present.
•Executive Vice President and General Counsel of Lake City Bank, 2014–2017.
•Senior Vice President and General Counsel of Lake City Bank, 2008–2014.
•Assistant General Counsel at 1st Source Bank in South Bend, Indiana, 2004–2008.
•Associated with Skadden, Arps, Slate, Meagher & Flom, LLP’s Washington DC office as an attorney, 1999–2004.

Age 61

Jonathan P. Steiner
•Senior Vice President, Chief Wealth Advisory Officer of Lakeland Financial and Lake City Bank, 2011–present.
•Vice President, Commercial Banking Officer, 2010-2014.
•Sole Member of Black Lake Advisors, LLC, 2009–2010.
•He began his banking career in 1985.

30

Compensation Discussion
and Analysis
Introduction
This Compensation Discussion and Analysis (“CD&A”) describes Lakeland Financial’s compensation philosophy and policies as applicable to the named executive officers for 2022. This CD&A explains the structure and rationale associated with each material element of the executives’ compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts in the following compensation tables.
The Compensation Committee has overall responsibility for evaluating the compensation plans, policies and programs relating to the named executive officers of Lakeland Financial. The Compensation Committee relies upon Mr. Findlay’s assessment of each executive officer’s individual performance, which considers the executive’s efforts in achieving his or her individual goals each year, managing and developing employees and enhancing long-term relationships with customers, if applicable to his or her position. Individual goals for executive officers are established by Mr. Findlay in consultation with each executive officer. The Compensation Committee establishes Mr. Findlay’s goals and reviews his performance. Mr. Findlay is not involved in discussions and determinations pertaining to his own performance.
The Compensation Committee’s charter gives it the authority to hire outside consultants to further its objectives and responsibilities. The Compensation Committee did not retain an outside consultant to assess executive compensation in 2022. Instead, the Compensation Committee relied on the 2021 report from Pearl Meyer & Partners, a compensation consulting firm, which assessed the effectiveness of the Company’s executive compensation programs. Pearl Meyer & Partners is independent, reports directly to the Compensation Committee chair, and performs no other work for the Company other than assisting the Compensation Committee in its review of the total compensation program. Pearl Meyer & Partners also provided input on marketplace trends and best practices relating to competitive pay levels, as well as developments in regulatory and technical matters. The Compensation Committee also reviewed compensation survey data in 2022 from industry sources such as the American Bankers Association, Pearl Meyer & Partners and Bank Director Magazine.
Regulatory Impact on Compensation
As a publicly traded financial institution, we must comply with multiple layers of regulations when considering and implementing compensation-related decisions. Although these regulations do not set specific parameters within which compensation decisions must be made, they do require that Lakeland Financial and the Compensation Committee be mindful of the risks associated with compensation programs designed to incentivize the achievement of better than average performance.
Under the FDIC’s 2015 Interagency Guidelines Establishing Standards for Safety and Soundness, excessive compensation is prohibited as an unsafe and unsound practice. When determining whether compensation is excessive, the FDIC has directed financial institutions to consider whether aggregate cash amounts paid, or noncash benefits provided, to an employee are unreasonable or disproportionate to the services the employee performs. The Safety and Soundness standards set forth a framework within which financial institutions should evaluate an employee’s compensation, with factors including compensation history, internal pay equity, and, if appropriate, comparable compensation practices at peer institutions. This framework also requires Lakeland Financial to consider its overall financial condition.
Separately, the FDIC, the Federal Reserve, the Office of the Comptroller of the Currency, and the Office of Thrift Supervision together issued the Guidance on Sound Incentive Compensation Policies (the “Joint Guidance”) in 2010. The Joint Guidance complements the Safety and Soundness standards and establishes a framework within which financial institutions must assess the soundness of their incentive compensation plans, programs and arrangements. Because the Joint Guidance is limited to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the financial institution, it is somewhat narrower in scope than the Safety and Soundness standards. With respect to those individuals to which it applies, the Joint Guidance aims to ensure that any available incentive compensation arrangements appropriately balance risk and reward, are compatible with effective controls and risk management, and have the support of strong corporate governance.

2023 PROXY STATEMENT	31

Compensation Discussion and Analysis
In addition to the foregoing, proposed rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”) that intend to implement further risk assessment guidelines and procedures may eventually be finalized by the financial institution regulatory agencies and the SEC. It is likely that we would be subject to those further guidelines and procedures if and when they become finalized and effective. During 2011, the regulatory agencies issued initial proposed guidance with respect to the Dodd-Frank Act risk assessment guidelines and procedures, and they revised and re-proposed this guidance in 2016. Depending on whether and when the proposed rules are finalized, the earliest they would likely apply to Lakeland Financial is for performance periods beginning on or after January 1, 2024. In large part, any guidance under the Dodd-Frank Act would likely restate and codify the frameworks presently set forth in the Safety and Soundness standards and the Joint Guidance. In August 2022, the SEC adopted final "pay versus performance" rules implementing Section 14(i) ("Section 14(i)") of the Exchange Act, as added by Section 953(a) of the Dodd Frank Act. The final pay versus performance rules and Section 14(i) require registrants to make various disclosures regarding the relationship between the executive compensation registrants actually paid and the financial performance of the registrants. In accordance with the final rules and Section 14(i), we have provided a new pay versus performance disclosure on page 54 of this proxy statement. In addition, in accordance with the Dodd-Frank Act, the SEC adopted final "clawback" rules in October, 2022, which we expect Nasdaq to implement in 2023. Once implemented, we may need to make certain changes to our clawback policies, which will be disclosed in the proxy statement for our 2024 annual meeting of shareholders.
Lakeland Financial is also subject to the SEC’s rules regarding risk assessment, which apply to all publicly traded companies. The SEC rules require Lakeland Financial to determine whether any of its existing incentive compensation plans, programs or arrangements create risks that are reasonably likely to have a material adverse effect on the Company. Accordingly, the Compensation Committee completes a risk assessment of Lakeland Financial’s compensation programs and components on an annual basis. The committee has determined that our incentive compensation plans, programs and arrangements do not create risks that are reasonably likely to have a material adverse effect on Lakeland Financial.
The Compensation Committee believes that its regular, overall assessment of the compensation plans, programs and arrangements established for Lakeland Financial’s named executive officers includes a sensible, responsible approach toward balancing risks and rewarding reasonable, but not necessarily easily attainable goals. The Compensation Committee annually revisits the frameworks set forth in the Safety and Soundness standards and the Joint Guidance, as both are effective parts of the Compensation Committee’s overall assessment of the balance between risk and reward built into Lakeland Financial’s compensation programs for named executive officers. In addition, the Compensation Committee continues to monitor the status of the proposed guidance under the Dodd-Frank Act, and remains prepared to incorporate into its risk assessment procedures any new guidelines and procedures as may be necessary or appropriate.
Finally, when making decisions about executive compensation, we also consider the impact of other regulatory provisions, including: Section 162(m) of the Internal Revenue Code (the "Code") regarding tax deductibility of certain compensation; Section 409A of the Code regarding nonqualified deferred compensation; and Sections 4999 and 280G of the Code regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control. We also consider how various elements of compensation will impact our financial results. For example, we consider the impact of FASB ASC Topic 718, which requires us to recognize the compensation costs of grants of equity awards based upon the grant date fair value of those awards.
Compensation-Related Governance Policies
Share Ownership Guidelines
The guidelines, adopted in 2015, require the Chief Executive Officer to hold a minimum number of shares of Company common stock with a value equal to three times his annual base salary, and the other executive officers, including each of the named executive officers, to hold a minimum number of shares of Company common stock with a value equal to two times his or her respective annual base salary. Unvested options or restricted stock units issued under the Company’s LTI Plan are not included when considering ownership totals for this requirement. In the event that an executive officer does not hold the required number of shares, a minimum of one-half of shares issued under the LTI Plan must be retained until the guidelines are met. As of the most recent measurement date, February 21, 2023, all of our named executive officers were in compliance with the share ownership guidelines.
Insider Trading Policy
The Company has an insider trading policy that, subject to certain exceptions, permits open market transactions in Company stock in the period that begins two trading days after quarterly earnings have been made public and concludes two weeks before the last day of the quarter end.

32

Compensation Discussion and Analysis
Hedging and Pledging Policy
The Company’s insider trading policy specifically prohibits our insiders from entering into hedging transactions involving the Company’s stock. To our knowledge, none of our officers or directors has entered into a hedging transaction involving Company stock in violation of this prohibition.
The Company’s insider trading policy also prohibits an insider from pledging Company stock as collateral for a lending relationship without the prior approval of the Nominating and Corporate Governance Committee. To our knowledge, none of our officers or directors has pledged his or her Company stock in violation of this policy.
Compensation Philosophy and Objectives
The overall objective of Lakeland Financial’s compensation programs is to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Our compensation programs are designed to create meaningful incentives to manage the business successfully, with a constant focus on short-term and long-term performance under the strategic plan and key operating and financial objectives. Our philosophy is intended to align the interests of executive officers with the long-term interests of our shareholders. The executive compensation program is structured to accomplish the following objectives:
•encourage a consistent and competitive return to shareholders over the long-term;
•maintain a corporate environment that encourages stability and a long-term focus for the primary constituencies of Lakeland Financial, including its shareholders, clients, employees, communities and government regulatory agencies;
•maintain a program that:
•clearly motivates personnel to perform and succeed according to our current goals;
•provides management with appropriate empowerment to make decisions that benefit our primary constituents;
•retains key personnel critical to our long-term success;
•provides for management succession planning and related considerations;
•emphasizes formula-based components, such as performance-based bonus plans and long-term incentive plans, in order to focus management efforts on the execution of corporate goals;
•encourages increased productivity; and
•responsibly manages risks related to compensation programs.
•provide for subjective consideration in determining incentive and compensation components; and
•ensure that management:
•fulfills its oversight responsibility to Lakeland Financial’s primary constituents;
•conforms its business conduct to the highest legal and ethical standards;
•remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of our constituents; and
•continues to avoid any conflict between its responsibilities to Lakeland Financial and each executive officer’s personal interests.

2023 PROXY STATEMENT	33

Compensation Discussion and Analysis
Consideration of 2022 Say-on-Pay
The Company, the Board and the Compensation Committee pay careful attention to communications received from shareholders regarding executive compensation, including the non-binding advisory vote. The Company carefully considered the result of the 2022 advisory vote on executive compensation in setting the compensation policies and structure for its named executive officers. Based on this consideration and the other factors described in this Compensation Discussion and Analysis, unless otherwise described therein, the Compensation Committee did not materially alter the policies or structure for the named executive officers’ compensation for 2022 or 2023.

At the Company’s 2022 annual meeting of shareholders, approximately 99% of the votes cast were in favor of the non-binding advisory proposal on the compensation of certain executive officers.

Compensation Factors
General
The Compensation Committee’s decisions regarding each named executive officer are based, in part, on the Compensation Committee’s subjective judgment, and also take into account qualitative and quantitative factors, as set forth in the discussion below. In reviewing an executive officer’s compensation, the Compensation Committee considers and evaluates all components of the officer’s total compensation package.
Corporate Performance
In establishing executive compensation, the Compensation Committee measures Lakeland Financial’s performance compared to management's and the Board's goals and objectives, and also compares our performance to that of our peer group of financial institutions. The Compensation Committee believes that using Lakeland Financial’s performance as a factor when determining an executive officer’s compensation is effective in aligning the executive’s interests with those of our shareholders. Therefore, the Compensation Committee focuses on performance by evaluating key financial performance criteria, such as return on beginning equity, revenue growth, diluted earnings per share growth, capital adequacy, the efficiency ratio and asset quality. As part of the evaluation and review of these criteria, the Compensation Committee takes into account various subjective issues, such as general economic conditions, including the interest rate environment and its impact on performance, and how such issues may affect Lakeland Financial’s performance.
Our compensation decisions for 2022 and for 2023 factored in Lakeland Financial’s performance under key financial criteria set forth above. The Compensation Committee believes that Lakeland Financial’s financial performance in 2022 was very strong, particularly in light of the lingering effects of the global pandemic. The Compensation Committee weighed heavily Lakeland Financial’s relative performance when compared to its peers. Additionally, the Compensation Committee determined that the named executive officers performed well in satisfying their individual goals for 2022.
Other Factors
Other factors of corporate performance that may affect an executive’s compensation include succession planning consideration, realization of economies of scale through cost-saving measures, Lakeland Financial’s market share reputation in the communities which it serves, level of employee turnover, market competition for talent, and other less subjective performance considerations. In addition, because the Compensation Committee believes strongly that our executives should be involved in the communities that we serve, the committee takes into consideration indirect and intangible business factors such as community involvement and leadership when reviewing executive compensation.

34

Compensation Discussion and Analysis
Comparison to Peer Group
In establishing compensation of the named executive officers, the Compensation Committee utilizes market data regarding the compensation practices of other financial institutions of a similar asset size and complexity. Such institutions include, but are not limited to, the members of the peer group prepared by Pearl Meyer & Partners in 2021. For the 2021 compensation survey, the peer group generally included financial institutions with total assets of $4.7 billion to $18.2 billion, with a focus on institutions located in the central region of the United States. In some cases, however, the Compensation Committee will consider data from additional financial institutions when warranted by relevant similarities, such as business-line focus and long-term operating and financial stability. For example, institutions with a similar focus on complex commercial lending may be considered by the Compensation Committee even if they fall outside of the general asset size of our other peers. The Compensation Committee believes this comprehensive practice is useful in creating an overall compensation program that is competitive in the marketplace and attracts and retains qualified, talented executives. While the Compensation Committee believes that it is prudent to consider such comparative information in determining compensation practices, it does not set strict parameters for using this data. Rather, the Compensation Committee uses comparative data to ensure that executive compensation is not inconsistent with appropriately defined peer organizations. Generally, the Compensation Committee believes that the current executive officers of the Company have established a sound track record of long-term performance that warrants compensation at or around the median level of compensation among similarly situated financial institutions.
For purposes of peer analysis in assessing performance, Lakeland Financial generally considers a peer group that includes commercial banks of similar asset size, financial performance and organizational structure, as well as those that are key competitors for executive talent. Given the ever-changing landscape within the banking industry, the group of banks appropriate for comparative analysis is continually evolving. In connection with its 2021 analysis of the Company’s executive compensation programs, Pearl Meyer & Partners compiled a market reference group of 18 other publicly traded bank holding companies headquartered in the central United States, with median assets of $6.7 billion and stable-to-strong performance history. The Compensation Committee believes this peer group is appropriate for comparative analysis. The companies included in this peer group are listed below:

Park National Corporation – Newark, Ohio
Heartland Financial – Dubuque, Iowa
Community Trust Bancorp – Pikeville, Kentucky
First Merchants Corporation – Muncie, Indiana
Enterprise Financial Services – St. Louis, Missouri
Midland States Bancorp – Effingham, Illinois
Tristate Capital Holdings, Inc – Pittsburgh, Pennsylvania
Horizon Bancorp – Michigan City, Indiana
QCR Holdings, Inc – Moline, Illinois

First Commonwealth Financial Corp. – Indiana, Pennsylvania
1st Source Corporation – South Bend, Indiana
First Busey – Champaign, Illinois
Peoples Bancorp – Marietta, Ohio
Republic Bancorp – Louisville, Kentucky
Stock Yards Bancorp – Louisville, Kentucky
German American – Jasper, Indiana
MidWestOne Financial – Iowa City, Iowa
Mercantile Bank Corporation – Grand Rapids, Michigan

In addition, the Compensation Committee reviewed compensation survey data that is readily available to Lakeland Financial from industry sources such as Bank Director Magazine and the American Bankers Association.
Individual Performance
When evaluating the individual performance of the named executive officers, other than the CEO, the Compensation Committee takes into account Mr. Findlay’s assessment of individual performance, which assessment considers the executive’s efforts in achieving his or her individual goals each year, managing and developing employees and enhancing long-term relationships with customers, if applicable to the officer’s position. The measure of an executive officer’s individual performance and individual contribution to the overall Company performance depends, to a degree, on what steps are taken to increase revenues and implement cost-saving strategies and the outcome of such strategies. Each executive officer has different goals established that are intended to focus that executive’s contributions to the strategic goals of the Company. Individual goals for executive officers are developed by Mr. Findlay in consultation with each executive officer and recommended to the Compensation Committee by Mr. Findlay for approval. The Compensation Committee establishes Mr. Findlay’s goals after reviewing the Company’s annual strategic plan, annual budget plan and the goals of the other executive officers. Mr. Findlay is not present for the discussion or determination of his own compensation.

2023 PROXY STATEMENT	35

Compensation Discussion and Analysis
No Adjustments to Payouts for 2022 Performance
The Compensation Committee determined that it was in the best interest of the shareholders to allow the established performance thresholds and targets to stand in determining payouts under the LTI Plan for 2022. The Compensation Committee continues to believe that the plans are well designed to fairly compensate employees and create appropriate alignment with shareholders. The Compensation Committee will engage Pearl Meyer & Partners to survey the executive compensation plans against peer banks and to assess overall executive compensation in 2023.
Compensation Decisions
This section describes the decisions made by the Compensation Committee with respect to the compensation for the named executive officers for 2022 and 2023.
Executive Summary
In reviewing an executive officer’s compensation, the Compensation Committee considers and evaluates all components of the officer’s total compensation package through the use of tally sheets. The use of tally sheets allows the Compensation Committee to assess the executive’s aggregate compensation, including cash payments and non-cash incentives and benefits, in one concise document. The chart below summarizes the major elements of executive officer compensation.

Element	Key Characteristics	Why We Pay this Element	How We Determine the Amount	2022 Decisions

Base Salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Provide a base level of competitive cash compensation to attract and retain executive talent.	Experience, industry knowledge, peer data, company performance and individual performance.	Base salary increases ranged from 0.0% to 7.3%.

Annual Bonus	Variable compensation component payable in cash. Target bonuses are established as a percentage of annual salary, and payment is capped at 150% of target.	Motivate and reward executives for performance on key operational, financial and individual objectives met during the course of the year.	Market practices with payout based on level of achievement of company and individual performance goals.	Annual bonus paid out at 107% of target based on net income performance. Individual payouts were each at 100%.

Long-Term Incentives
Variable compensation component payable in performance-based restricted stock units. Payments are capped at 150% of target. Executive officers receive 75% performance-based restricted stock units and 25% time-based restricted stock units.
		Motivate executives to collectively produce outstanding results, encourage superior performance, increase productivity and aid in attracting and retaining key employees.	Market practices with payouts based on company performance.
2020-2022 LTI Plan paid out at 118% of target based on performance against three-year compound annual growth rate in revenue, earnings per share and return on beginning equity performance goals. 2022 LTI Plan grants were 75% performance-based restricted stock units and 25% time-based restricted stock units.

Other Compensation and Perquisites	Compensation component to provide basic competitive benefits.	Provide a base level of competitive compensation to attract and retain executive talent.	Periodic assessment of competitive offerings.	No substantive change from prior years.

36

Compensation Discussion and Analysis
Our compensation decisions for 2022 and for 2023 factored in Lakeland Financial’s performance under key financial criteria, including return on beginning equity, return on average assets, revenue growth, diluted earnings per share growth, capital adequacy, efficiency ratio and asset quality. The Compensation Committee believes that Lakeland Financial’s financial performance in 2022 was very strong. When compared to its peer group, the Compensation Committee believes Lakeland Financial’s performance was good and, therefore, the Compensation Committee weighed heavily Lakeland Financial’s relative performance when compared to its peers. Additionally, the Compensation Committee determined that the named executive officers performed well in satisfying their individual goals for 2022.
The following is a brief summary of additional compensation decisions of the Compensation Committee for 2022 and 2023:
•bonus payments to named executive officers for 2022 under the EIB Plan were higher than bonuses for 2021 due to the performance of Lakeland Financial in 2022 against its target, as discussed above;
•the 2022 LTI Plan target level grants were generally unchanged, except the Compensation Committee increased the number of shares to Ms. O'Neill beginning in 2022 to align with a percentage of her base salary consistent with other executive officers and to recognize her strong performance and, in addition, for grants in 2022 and 2023, 25% were granted as time-based restricted stock units; and
•the amount of total compensation paid to Mr. Findlay was higher in 2022 than 2021 due to the higher payouts under the EIB Plan.
Base Salary
The salaries for 2022, determined by the Compensation Committee at the end of 2021, are set forth below in the 2022 Summary Compensation Table. In determining these salary levels, we considered the following factors, with no specific weighting applied to any single factor:
•the compensation philosophy and guiding principles described above;
•the performance of Lakeland Financial under key financial objectives;
•the base salary paid to the officers in comparable positions at companies in the peer groups, generally using the median of total compensation as our point of reference if the officer’s overall performance and experience warrants such consideration;
•the overall professional experience and background and the industry knowledge of the named executive officers and the quality and effectiveness of their leadership at Lakeland Financial;
•all other components of executive compensation, including bonus, stock awards, retirement and death benefits, as well as other benefits and perquisites;
•the performance of Lakeland Financial’s stock price, although it is not a key factor in considering compensation as the Compensation Committee believes that the performance of the stock price is subject to factors outside the control of executive management; and
•internal pay equity among Lakeland Financial executives.
At the end of 2022, the Compensation Committee determined the base salaries of the named executive officers for 2023. The Compensation Committee approved raises for all of the named executive officers for 2023 based on the factors described above. The base salaries for 2022 and 2023 are set forth below.

Name	Position	2022 Base Salary	2023 Base Salary	Percent Change
David M. Findlay	President and Chief Executive Officer	$660,000	$687,000	4.1%
Lisa M. O’Neill	Executive Vice President, Chief Financial Officer	289,000	310,000	7.3%
Eric H. Ottinger	Executive Vice President, Chief Commercial Banking Officer	339,500	353,500	4.1%
Kristin L. Pruitt	Executive Vice President, Chief Administrative Officer	338,000	352,000	4.1%
Michael E. Gavin	Executive Vice President, Chief Credit Officer	263,000	263,000	0.0%

2023 PROXY STATEMENT	37

Compensation Discussion and Analysis
Annual Bonus
The Compensation Committee typically determines eligibility for annual bonus payments using the parameters defined in the Company’s Executive Incentive Bonus Plan (the “EIB Plan”), which is a performance-based bonus plan for selected Lake City Bank corporate officers, including the named executive officers. The Compensation Committee retains the right to modify the program or withhold payment at any time. Since the EIB Plan’s inception in 2002, Lakeland Financial’s performance has warranted annual payments.
Eligible participants in the EIB Plan, including the named executive officers, may earn an annual performance-based bonus based on Lakeland Financial’s overall performance (“Company performance”) as well as the individual participant’s performance (“individual performance”). The total target bonus opportunity is a percentage of average rate of salary during the year. As set forth in the EIB Plan, 50% of the bonus earned is determined by Company performance and 50% is determined by individual performance. Generally, a participant must be employed through the date of payment to earn a bonus, but participants may earn a pro rata bonus at the actual level of performance upon the date of a qualifying retirement or if terminated in connection with a change in control. No unearned bonuses are payable in the event of a participant’s death or disability.
The payout for Company performance is based on our actual net income for that year compared to the targeted net income. We calculate this by using our net income after the 401(k) match and incentive compensation costs. The Compensation Committee approves a targeted net income amount after reviewing the previous year’s actual net income in conjunction with the Board’s and management’s expectations for that particular year. The target net income amount is generally increased each year in order to provide a proper level of incentive to the officers and, in the Compensation Committee’s view, is not at a level that makes it substantially certain that the target will be obtained. The Company performance payout percentage is determined based upon achieving certain performance levels of net income as defined in the table below. The Company employs linear interpolation to determine the payout percentage in the event that actual net income falls between 70% and 90% of target, while the payout percentage is the actual percentage of target net income attained when actual net income equals or exceeds 90% of target, up to the maximum of 150%.

Performance Level	Target Net Income Percentage	2022 Net Income	Company Performance Payout Percentage
Maximum Performance	150%	$146,041,500	150%
Target Performance	100%	97,361,000	100%
Threshold Performance	70%	68,152,700	50%
<Threshold Performance	<70%	<68,152,700	0%
The actual net income used for bonus calculations for 2022 was $103,817,000, or 107% of the targeted amount, and bonus payouts for Company performance were paid out at that level. Individual performance payouts under the EIB Plan are determined by the formulas described below, although the Compensation Committee reserves the right to modify the payouts in its sole discretion.
The payout for individual performance is determined by the participant’s achievement of individual performance goals that are established for the year. The Compensation Committee also has the discretion to reward achievements that are not the subject of any pre-established goals.
In 2022, the Compensation Committee determined that the named executive officers performed well in achieving their respective individual performance goals. The percent of eligible salary and individual performance payout percentages for each named executive officer are listed in the table below.

Name	Percent of Eligible Salary	Individual Performance Payout Percentage
David M. Findlay	50%	100%
Lisa M. O’Neill	40%	100%
Eric H. Ottinger	40%	100%
Kristin L. Pruitt	40%	100%
Michael E. Gavin	40%	100%

38

Compensation Discussion and Analysis
The 2022 individual goals are set forth below:

David M. Findlay
•Work with the Management Committee to complete the strategic initiatives in the 2022 Strategic Plan, achieve financial performance targets contained in the 2022 budget, and continue to effectively manage the COVID-19 crisis and ensure the Diversity & Inclusion Task Force is successful.
•Provide effective leadership of the Company’s Management Team.
•Focus on ensuring personal connectivity to each member of Senior Leadership Council.
•Effectively coordinate senior management's involvement with the Board of Directors.
•Represent Lake City Bank in the external community.

Lisa M. O’Neill
•Continue to focus on in-house investor relations initiative.
•Develop a plan for long-term capital management and modeling.
•Develop partnership with new Chief Technology Officer, Chief Administration Officer and Chief Operations Officer.
•Development of Data Manager Role within Finance.
•Evaluation of fintech and digital asset opportunities.

Eric H. Ottinger
•Develop a more structured business development plan for each region.
•Develop and implement process improvement opportunities.
•Develop a plan for new market expansion from existing office footprint.
•Continue to lead Business Banking Task Force.

Kristin L. Pruitt
•Transition and development of direct reports.
•Expand involvement in investor relations and client engagement roles.
•Continue to expand branch development initiatives.
•Develop partnership with the new Chief Technology Officer, Chief Financial Officer and Chief Operations Officer.

Michael E. Gavin •Develop and implement a transition plan for 2023 retirement. •Implement new credit submission documentation. •Hire and transition new East Region Credit Officer.

For 2022, our overall performance and achievement of individual goals resulted in aggregate bonus payments of approximately $3.5 million paid to 266 employees and ranged from 3% to 50% of base salary. The bonuses paid to our named executive officers in 2023 and 2022 are included in the table below.

Name	Bonus Paid in 2022 for 2021 Performance	Bonus Paid in 2023 for 2022 Performance	Percentage Change
David M. Findlay	$348,800	$353,100	1.2%
Lisa M. O’Neill	122,080	123,692	1.3%
Eric H. Ottinger	143,444	145,306	1.3%
Kristin L. Pruitt	142,572	144,664	1.5%
Michael E. Gavin	111,180	112,564	1.2%

2023 PROXY STATEMENT	39

Compensation Discussion and Analysis
Long-Term Incentive Plan – Performance-Based Awards
The Company maintains an Amended and Restated Long-Term Incentive Plan (“LTI Plan”). The plan is designed to provide for performance-based payouts based upon key financial criteria over rolling three-year periods, which are recommended by Mr. Findlay and approved by the Compensation Committee. The Compensation Committee has made grants under the LTI Plan each year since the plan was implemented in 2006. At the discretion of the Compensation Committee, awards under the LTI Plan consist of performance-based restricted stock units rather than cash to provide for additional alignment with shareholders and stock price performance over the performance period.
The purpose of the LTI Plan is to motivate select officers, including our named executive officers, to collectively produce outstanding results, encourage superior performance, increase productivity and aid in attracting and retaining key employees. Mr. Findlay recommends, subject to the Compensation Committee’s approval, the performance measures and performance targets to be used for each performance period and the LTI bonus to be paid if certain required conditions are met. The Compensation Committee currently utilizes three key financial measures: revenue growth rate, diluted earnings per share growth rate and average return on beginning equity. Performance targets can be based on a combination of Lakeland Financial’s goals, business unit and/or individual goals or on such other factors that the Compensation Committee may determine and approve. Different performance targets may be established for different participants for any performance period, although currently all executives have the same performance targets.
Unless the Compensation Committee determines otherwise, a new three-year performance period will begin each year under the LTI Plan. Thus, the maximum number of performance periods open to measurement at any time is three. Our named executive officers and other select officers receive earned LTI Plan payouts on a yearly basis at the conclusion of each successive three-year performance period. The Compensation Committee believes that, by making annual awards that consider Company performance over rolling three-year periods, the Compensation Committee is incentivizing our named executive officers to focus on consistent and sustainable performance rather than taking outsized risks in any one particular year.
The amount of the LTI bonus awarded for each performance period is based upon achieving certain performance levels for each of the three measurement criteria as defined in the tables below. The Company employs linear interpolation to determine the payout in the event a measurement criterion falls between the threshold and target, or target and maximum, performance levels.
3 YEAR REVENUE GROWTH

	Performance Level
Performance Period	< Threshold Performance	Threshold Performance	Target Performance	Maximum Performance

2023-2025	<3.00%	3.00%	7.00%	12.10%
2022-2024	<3.00%	3.00%	7.00%	12.10%
2021-2023	<1.60%	1.60%	3.75%	6.50%
Vesting	0% of target award	16.67% of target award	33.33% of target award	50% of target award
3 YEAR DILUTED EARNINGS PER SHARE GROWTH

	Performance Level
Performance Period	< Threshold Performance	Threshold Performance	Target Performance	Maximum Performance

2023-2025	<2.50%	2.50%	6.25%	11.10%
2022-2024	<2.50%	2.50%	6.25%	11.10%
2021-2023	<1.80%	1.80%	4.50%	8.00%
Vesting	0% of target award	16.67% of target award	33.33% of target award	50% of target award

40

Compensation Discussion and Analysis
3 YEAR AVERAGE RETURN ON BEGINNING EQUITY GROWTH

	Performance Level
Performance Period	< Threshold Performance	Threshold Performance	Target Performance	Maximum Performance

2023-2025	<13.25%	13.25%	17.75%	21.50%
2022-2024	<10.50%	10.50%	14.00%	17.00%
2021-2023	<9.75%	9.75%	13.00%	15.75%
Vesting	0% of target award	16.67% of target award	33.33% of target award	50% of target award
The Compensation Committee directed management to accrue for the open periods at an amount equal to the sum of the percentages of the actual financial performance against the targeted performance levels, with each of the three criteria valued at 33.33% of the total accrual.
The Compensation Committee kept the grant share amounts the same as the prior year’s grants for the LTI Plan grants for 2023, with the exception of an increase for Ms. O'Neill, who received a grant of 6,500 shares.
The LTI Plan allows the Compensation Committee, at its discretion, to adjust performance goals and performance measure results for extraordinary events or accounting adjustments resulting from significant asset purchases or dispositions or other events not contemplated or otherwise considered by the Compensation Committee when the performance measures and targets were set. No such adjustments have been made for any of the open LTI Plan years, as discussed above.
For the three-year performance period ended December 31, 2022, awards were paid at 118% of target, for a total of 93,551 shares paid to 38 individuals in accordance with the terms of the LTI Plan. The performance metrics and actual results for the 2020-2022 performance period were as follows:

	2020-2022		Weighted Payout
Performance Metric	Target Performance	Actual Performance	Percentage
3 Year Revenue Growth	4.75%	6.95%	43.83%
3 Year Diluted Earnings Per Share Growth	4.50%	6.13%	41.07%
3 Year Average Return on Beginning Equity Growth	14.50%	14.47%	33.04%
Payout Percentage			117.94%
The payouts to the named executive officers for the 2020-2022 and the 2019-2021 performance periods, which were payable in early 2023 and 2022, respectively, were as follows:

Name	Performance Period 2019-2021 Payout Shares	Performance Period 2020-2022 Payout Shares
David M. Findlay	10,560	18,880
Lisa M. O’Neill	3,564	6,372
Eric H. Ottinger	4,290	7,670
Kristin L. Pruitt	3,960	7,670
Michael E. Gavin	3,564	6,372

2023 PROXY STATEMENT	41

Compensation Discussion and Analysis
The target award that each named executive officer may earn under the 2021-2023, 2022-2024 and 2023-2025 performance periods is as follows:

Name	Performance Period 2021-2023 Target Share Award Payable in 2024	Performance Period 2022-2024 Target Share Award Payable in 2025	Performance Period 2023-2025 Target Share Award Payable in 2026
David M. Findlay	16,000	12,000	12,000
Lisa M. O’Neill	6,000	4,500	4,875
Eric H. Ottinger	6,500	4,875	4,875
Kristin L. Pruitt	6,500	4,875	4,875
Michael E. Gavin	5,400	4,050	—
Shares delivered pursuant to the LTI Plan, as described above, are currently granted under the shareholder-approved 2017 Equity Incentive Plan (the “2017 Equity Plan”). Pursuant to the terms of the 2017 Equity Plan and restricted stock unit award agreements governing the terms of the LTI Plan awards, unvested awards are forfeited upon termination of employment, other than a termination in connection with a change in control or due to the participant’s death, disability or retirement. Generally, awards granted in and after 2020 will vest at the target level of performance, prorated for the portion of the performance period during which the executive was employed, upon a participant’s death, disability, or qualifying retirement. In the event of a change in control, such awards will fully vest based upon actual performance through the date of the change in control if the participant incurs a qualifying termination of employment. For awards granted prior to 2020, awards will fully vest at the target level of performance in the event of a termination of employment due to death, disability, or in connection with a change in control of the Company.
Long-Term Incentive Plan – Time-Based Awards
The Compensation Committee determined that beginning with the LTI Plan awards for 2022, it would make 75% of the awards in the form of performance-based restricted stock units and 25% in the form of time-based restricted stock units, vesting over the same three performance periods as the performance-based restricted stock units. The Compensation Committee believes that this change will strengthen the LTI Plan as a retention tool, by moderately raising the floor during difficult years and lowering the ceiling during high-performing years. This change is consistent with the recommendations made by Pearl Meyer & Partners during the 2021 compensation review process.
In 2022 and 2023, each named executive officer was granted the following time-based restricted stock units:

Name	Performance Period 2022-2024 Number of Share Awards Payable in 2025	Performance Period 2023-2025 Number of Share Awards Payable in 2026
David M. Findlay	4,000	4,000
Lisa M. O’Neill	1,500	1,625
Eric H. Ottinger	1,625	1,625
Kristin L. Pruitt	1,625	1,625
Michael E. Gavin	1,350	—
No other stock-based awards were issued in 2022 to the named executive officers under our 2017 Equity Incentive Plan, as set forth on the 2022 Outstanding Equity Awards at Fiscal Year End Table.
All Other Compensation and Perquisites
While the Compensation Committee reviews and monitors the level of other compensation offered to the named executive officers, the Compensation Committee typically does not adjust the level of benefits offered on an annual basis. The Compensation Committee does consider the benefits and perquisites offered to the named executive officers in its evaluation of the total compensation received by each. It is our belief that perquisites for executive officers should be very limited in scope and value and reflective of similar perquisites from competitive employers both in the industry and the region. Due to this philosophy, Lakeland Financial has generally provided nominal benefits to executives that are not available to all full-time employees, and we plan to continue this approach in the future. The benefits offered in 2022 to the named executive officers will continue for 2023. The perquisites received by the named executive officers in 2022 are reported in the 2022 Summary Compensation Table.

42

Compensation Discussion and Analysis
Change in Control and Employment Agreements
The Company has change in control agreements with each of Messrs. Findlay, Ottinger and Gavin, and Messes. O’Neill and Pruitt. The change in control agreements are discussed more fully in the Potential Payments upon Termination or Change in Control section below.
Assessment of Compensation Risk
The Compensation Committee has reviewed and discussed this CD&A with executive management.
In 2022, the Compensation Committee completed its thorough annual review of all compensation programs offered at Lakeland Financial and Lake City Bank, including those described in this CD&A, to determine whether any aspect of the plans or programs encourages excessive or unnecessary risk taking that would adversely affect the long-term value or performance of Lakeland Financial. Based on the risk assessment process, which is more fully described below, the Compensation Committee concluded that the compensation plans and programs, considered individually and as a whole, do not encourage excessive risk taking and are designed to encourage and reward decisions that create long-term shareholder value in a manner consistent with the Company’s core values.
The Chief Administrative Officer compiled an inventory of the design features of all incentive compensation plans and programs for purposes of assessing the potential for encouraging excessive or unnecessary risk taking that could threaten the value of the enterprise and presented this inventory to the Compensation Committee. The Compensation Committee then considered how the structure of each plan or program impacted risk taking of plan participants.
In analyzing the risks inherent in the Company’s annual bonus plan, as described under the Annual Bonus section above, the Compensation Committee determined as follows:
•Bonus amounts are tied to financial performance and personal performance against individualized goals, including non-financial goals.
•Threshold goals are reasonably achievable with good performance and are sufficiently challenging but not overly difficult.
•Payouts are interpolated based on the percentage of net income achieved.
•Reasonable bonus maximums exist as part of an overall balanced pay mix.
With respect to the LTI Plan as described under the Long-Term Incentive Plan section above, the Compensation Committee concluded that the plan was well designed to align the Company’s strategic objectives with long-term value creation for the following reasons:
•Performance metrics factor in risk of capital and measures that take into consideration balance sheet, income statement and equity factors.
•Threshold goals are reasonably achievable with good performance and are sufficiently challenging but not overly difficult. The LTI Plan includes neither steep cliffs for not achieving goals nor exponential upside for achieving them. Reasonable leverage exists above threshold goals to achieve maximum payouts.
•Incentives are capped at reasonable levels.
•Maximum awards are an appropriate portion of total pay.
•The three-year performance period discourages measures that do not benefit the Company over the long term.
•Denomination in Company stock gives incentive to focus on sustained value creation and further alignment with shareholder interests.
The Compensation Committee completed similar analyses for the other compensation programs available to employees, and concluded that the amounts provided under such programs are reasonable as part of a balanced pay mix and appropriately incentivize performance without encouraging the manipulation of earnings or other performance metrics, or other improper behavior in order to enhance the benefits payable under such programs.

2023 PROXY STATEMENT	43

Compensation Discussion and Analysis
The Compensation Committee then reviewed the overall executive compensation structure and reached the following conclusions, based on the following key risk categories:
•Strategic Risk: The Compensation Committee determined that, overall, the performance metrics align with the Company’s strategy and objectives for long-term value creation for our shareholders, properly reward various performance outcomes, and account for risk over a longer-term time horizon.
•Cultural Risk: Lakeland Financial has strong corporate values that emphasize ethical behavior, actions that contribute to building long-term value rather than short-term performance, teamwork and investment in people and infrastructure. Our senior executives have little incentive to be overly focused on short-term stock price performance.
•Governance Risk: The Compensation Committee is independent, has access to consultants and other advisers independent of management, has an appropriate level of expertise and is fully educated on all material incentive plans and programs.
•Pay-Mix Risk: Lakeland Financial has market-competitive salaries, which reduces the pressure to focus on short-term performance in order to achieve reasonable annual compensation. The Compensation Committee believes the mix between short-term and longer-term incentives is appropriately balanced.
•Performance Measurement Risk: The Compensation Committee has a disciplined process of establishing goals for and evaluating the performance of Mr. Findlay in executive sessions at which he is not present. The Compensation Committee also reviews and approves Mr. Findlay’s goals for and performance assessments of the other named executive officers. Financial performance measures consider the income statement, balance sheet and statement of cash flows so that management is accountable for all aspects of Lakeland Financial’s financial health. The Company considers both financial and non-financial performance outcomes in assessing executives’ performance and compensation.
•Annual Incentive Risk: Executives’ annual bonuses are earned based on both financial and non-financial performance. Target bonuses are reasonably achievable with good performance. The Compensation Committee believes the goals are challenging, but not overly difficult. The bonus payout curves do not use steep cliffs to determine target bonus payouts or offer exponential upside for maximum payouts.
•Long-Term Incentive Risk: The LTI Plan uses different performance metrics and measurement periods than annual incentives so that short-term performance is not overemphasized. Restricted stock units under the LTI Plan do not use overly stretched goals or accelerated payout curves. The target and maximum payouts under the LTI Plan are reasonable in light of our overall pay mix. Long-term incentives focus on measures of sustainable value creation for long-term investors.
After considering all components of the compensation paid to the named executive officers, the Compensation Committee has determined that the compensation is reasonable and not excessive and does not encourage imprudent risk-taking or other improper behavior.
In making this determination, the Compensation Committee considered many factors, including:
•Management has positioned Lakeland Financial for future success through the planning and execution of Lakeland Financial’s strategic plan.
•Management has consistently led Lakeland Financial to strong levels of performance in recent years.
•The shareholder return performance of Lakeland Financial over the past five years has outpaced the performance of companies in Lakeland Financial’s peer group.
•Lakeland Financial is well positioned in the communities it serves as a result of the direction that this management team has taken the Company.
Compensation Committee Interlocks and Insider Participation
The persons submitting the compensation committee report listed previously were the only persons who served on the Compensation Committee of the Board during the last fiscal year.

44

Compensation Committee Report
Based on our review and discussion with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in Lakeland Financial’s Annual Report on Form 10-K for the year ended December 31, 2022.
Submitted by:
A. Faraz Abbasi
Blake W. Augsburger
Darrianne P. Christian
Emily E. Pichon
M. Scott Welch
Members of the Compensation Committee

2023 PROXY STATEMENT	45

Executive Compensation
2022 Summary Compensation Table
The following table sets forth information concerning the compensation of our Chief Executive Officer, Chief Financial Officer and our other three most highly compensated executive officers in 2022, 2021 and 2020.

Name and Principal Position (a)	Year (b)	Salary(1) (c)	Stock Awards(2)(3) (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) (f)	All Other Compensation(5) (g)	Total (h)
David M. Findlay President and Chief Executive Officer	2022	$658,515	$1,221,280	$353,100	$—	$26,498	$2,259,393
	2021	638,204	905,600	348,800	—	27,305	1,919,909
	2020	637,281	711,040	285,975	—	24,454	1,658,750
Lisa M. O’Neill Executive Vice President, Chief Financial Officer	2022	288,308	457,980	123,692	—	21,390	891,370
	2021	279,077	339,600	122,080	—	20,775	761,532
	2020	276,769	239,976	99,696	—	17,712	634,153
Eric H. Ottinger Executive Vice President, Chief Commercial Banking Officer	2022	338,693	496,145	145,306	—	31,318	1,011,462
	2021	328,281	367,900	143,444	—	30,810	870,435
	2020	329,897	288,860	118,296	—	24,747	761,800
Kristin L. Pruitt Executive Vice President, Chief Administrative Officer	2022	337,154	496,145	144,664	—	27,295	1,005,258
	2021	325,231	367,900	142,572	—	26,885	862,588
	2020	313,846	288,860	113,088	—	23,245	739,039
Michael E. Gavin Executive Vice President, Chief Credit Officer	2022	262,385	412,182	112,564	6,112	26,205	819,448
	2021	254,550	305,640	111,180	3,280	25,327	699,977
	2020	256,532	239,976	92,070	10,297	22,057	620,932
(1)Salary reported includes amounts deferred at the officer’s election pursuant to the Company’s deferred compensation plans.
(2)For 2022, the amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718 for performance-based restricted stock unit awards granted under our LTI Plan for the 2022-2024 performance period. For 2022 and subsequent years, LTI plans are split to include 25% time based and 75% performance based shares. For 2021, the amounts represent such grant date fair value for performance-based restricted stock unit awards granted under our LTI Plan for the 2021-2023 performance period. For 2020, the amounts represent such grant date fair value for performance-based restricted stock unit awards granted under our LTI Plan for the 2020-2022 performance period. Because the currently outstanding restricted stock units do not pay or accumulate dividend equivalents during the applicable three-year vesting periods, these amounts were calculated based on the Company’s closing share price on the date of grant discounted by the present value of the dividends expected to be paid on the underlying shares during the vesting period. Expected dividends are calculated using the most recent dividend rate declared by the Board on the grant date. The Company uses a discount rate equal to the three year Treasury rate on the grant date. See the discussion of equity awards in Note 14 of the Notes to Consolidated Financial Statements for Lakeland Financial’s financial statements for the year ended December 31, 2022 for further information regarding these awards.
(3)The values above are based on the probable outcome of performance conditions at the time of grant. The maximum value that could be paid out based on time and performance for each individual under the respective performance-based restricted stock unit award is as follows:

Name	2020	2021	2022
David M. Findlay	$1,066,560	$1,358,400	$1,679,260
Lisa M. O’Neill	359,964	509,400	629,723
Eric H. Ottinger	433,290	551,850	682,199
Kristin L. Pruitt	433,290	551,850	682,199
Michael E. Gavin	359,964	458,460	566,750
(4)The amounts reflect the aggregate increase in the actuarial present value of the named executive officers’ accumulated benefit under the Lakeland Financial Corporation Pension Plan during 2022. No named executive officer received preferential or above-market earnings on deferred compensation.

46

Executive Compensation
(5)The amounts for 2022 set forth in column (g) as “all other compensation” include 401(k) plan matching contributions, country club memberships and cell phone stipends we paid as follows:

Name	401(k) Match	Cell Phone Stipend	Country Club Membership	Total
David M. Findlay	$19,581	$1,809	$5,108	$26,498
Lisa M. O’Neill	19,581	1,809	—	21,390
Eric H. Ottinger	19,581	1,809	9,927	31,318
Kristin L. Pruitt	19,581	1,809	5,905	27,295
Michael E. Gavin	19,581	1,809	4,818	26,205
2022 Grants of Plan-Based Awards Table
The following table provides information on annual cash bonuses under our EIB Plan and on long-term equity performance awards under our Amended and Restated Long-Term Incentive Plan. These plans are described in more detail in the Compensation Discussion and Analysis section. The estimated amounts set forth in the table are subject to the terms of the respective plan and Company and individual performance, as described in the Compensation Discussion and Analysis section.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards	Grant Date Fair Value of Stock and Option Awards (j)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (shares) (f)	Target (shares) (g)	Maximum (shares) (h)	Number of Shares (i)
David M. Findlay
LTI Plan - Performance Based	2/1/2022	(1)				6,000	12,000	18,000		$915,960
LTI Plan - Time Based	2/1/2022	(2)							4,000	305,320
EIB Plan	—	(3)	$165,000	$330,000	$495,000
Lisa M. O’Neill
LTI Plan - Performance Based	2/1/2022	(1)				2,250	4,500	6,750		343,485
LTI Plan - Time Based	2/1/2022	(2)							1,500	114,495
EIB Plan	—	(3)	57,800	115,600	173,400
Eric H. Ottinger
LTI Plan - Performance Based	2/1/2022	(1)				2,438	4,875	7,313		372,109
LTI Plan - Time Based	2/1/2022	(2)							1,625	124,036
EIB Plan	—	(3)	67,900	135,800	203,700
Kristin L. Pruitt
LTI Plan - Performance Based	2/1/2022	(1)				2,438	4,875	7,313		372,109
LTI Plan - Time Based	2/1/2022	(2)							1,625	124,036
EIB Plan	—	(3)	67,600	135,200	202,800
Michael E. Gavin
LTI Plan - Performance Based	2/1/2022	(1)				2,025	4,050	6,075		309,136
LTI Plan - Time Based	2/1/2022	(2)							1,350	103,046
EIB Plan	—	(3)	52,600	105,200	157,800
(1)This row represents possible payments pursuant to the LTI Plan for the performance period running from 2022-2024. The plan is described in the section entitled “Long-Term Incentive Plan” in the Compensation Discussion and Analysis section.
(2)This row represents time-based restricted stock unit grants that vest over a 3 year period from 2022-2024.
(3)This row represents possible payments pursuant to the EIB Plan for 2022 performance. The plan is described in the section entitled “Annual Bonus” in the Compensation Discussion and Analysis section. The bonus payout for 2021 performance is shown in the column entitled “Non Equity Incentive Plan Compensation” in the Summary Compensation Table above.
(4)The Compensation Discussion and Analysis describes the performance conditions applicable to these grants under Compensation Decisions – Long-Term Incentive Plan.

2023 PROXY STATEMENT	47

Executive Compensation
2022 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information concerning outstanding option awards and stock awards held by the individuals named in the Summary Compensation Table as of December 31, 2022. Market values for outstanding stock awards are based on the closing price of Lakeland Financial stock on December 30, 2022 (the last trading day of the year) of $72.97.

Name (a)	Grant Date (b)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (c)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (d)(1)
David M. Findlay	2/1/2022		18,000	$1,313,460
	2/1/2022	(2)	4,000	291,880
	2/2/2021		24,000	1,751,280
	2/4/2020		24,000	1,751,280
Lisa M. O’Neill	2/1/2022		6,750	492,548
	2/1/2022	(2)	1,500	109,455
	2/2/2021		9,000	656,730
	2/4/2020		8,100	591,057
Eric H. Ottinger	2/1/2022		7,313	533,593
	2/1/2022	(2)	1,625	118,576
	2/2/2021		9,750	711,458
	2/4/2020		9,750	711,458
Kristin L. Pruitt	2/1/2022		7,313	533,593
	2/1/2022	(2)	1,625	118,576
	2/2/2021		9,750	711,458
	2/4/2020		9,750	711,458
Michael E. Gavin	2/1/2022		6,075	443,293
	2/1/2022	(2)	1,350	98,510
	2/2/2021		8,100	591,057
	2/4/2020		8,100	591,057
(1)The awards vest based upon the achievement of certain performance thresholds over a three-year period, as described in the section entitled “Long-Term Incentive Plan” in the Compensation Discussion and Analysis section above. Restricted stock units subject to awards made in 2022, 2021, and 2020 vest, if at all, on January 1 of 2025, 2024, and 2023, respectively. Based on actual performance during the performance periods through December 31, 2022, the 2020 2021 and 2022 awards are reported at maximum performance.
(2)This row represents time-based restricted stock unit grants that vest over a 3 year period from 2022-2024.

48

Executive Compensation
2022 Option Exercises and Stock Vested Table
The following table sets forth information concerning the exercise of options and the vesting of stock awards in 2022 by the individuals named in the Summary Compensation Table.

	Stock Awards
Name (a)	Stock Awards Number of Shares Acquired on Vesting(1) (b)	Value Realized on Vesting(2) (c)
David M. Findlay	10,560	$834,436
Lisa M. O’Neill	3,564	281,592
Eric H. Ottinger	4,290	338,953
Kristin L. Pruitt	3,960	312,880
Michael E. Gavin	3,564	281,592
(1)Shares include restricted stock units under the LTI Plan that vested in 2022 for the 2019 –2021 performance period. In determining the attainment of performance measures under the LTI Plan that vested in 2022 for the 2019–2021 performance period.
(2)The amounts reflect the value realized upon the vesting of restricted stock units based on a closing price of Lakeland Financial stock of $79.01 on January 3, 2022, the next trading day following the date of vesting.
Pension Benefits
The following table provides information as of December 31, 2022 for each of our named executive officers regarding the actuarial present value of the officer’s total accumulated benefit under our defined benefit retirement plan, the Lakeland Financial Corporation Pension Plan.

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (c)	Present Value of Accumulated Benefit(2) (d)	Payments During Last Fiscal Year (e)
David M. Findlay	—	—	—	—
Lisa M. O’Neill	—	—	—	—
Eric H. Ottinger	—	—	—	—
Kristin L. Pruitt	—	—	—	—
Michael E. Gavin	Lakeland Financial Corporation Pension Plan	8	$63,945	—
(1)Although Mr. Gavin has 30 years of actual service with the Company, he has only 8 years of service credit as the plan was frozen with respect to future benefit accruals in 2000.
(2)See the discussion of pension and other post-retirement plans in Note 10 to the Consolidated Financial Statements for Lakeland Financial’s financial statements for the year ended December 31, 2022 for further information regarding the valuation method and material assumptions applied in quantifying the present value of the accumulated benefit.
Our defined benefit retirement plan covers certain employees over 21 years of age with more than one year of service. Effective April 1, 2000, we amended the plan to freeze the accrual of benefits to participants under the plan. As a result of this amendment, employees who were not participants in the plan as of March 31, 2000 are not able to become participants under the plan. In addition, all benefits previously accrued under the plan by participants were frozen in place, and continuing employment with us will not increase the employee’s benefits upon retirement. The normal retirement age under the plan is 65. Participants received credit for 2 1/2% of their average salary for each year up to 20 years of service or through March 31, 2000, whichever occurred first.
The principal benefit under this plan is a lifetime annuity for the joint lives of participants and their spouses. This amount is offset by Social Security benefits. On December 31, 1985, the then existing plan was terminated and the latest plan (which is now frozen) was adopted effective January 1, 1986. Participants in the terminated plan were paid cash or received annuities for their earned benefits as of December 31, 1985. The amounts paid for annuities purchased as a part of the plan termination will reduce the benefits to be paid out of the latest plan.

2023 PROXY STATEMENT	49

Executive Compensation
Nonqualified Deferred Compensation
Effective January 1, 2004, we adopted the Lake City Bank Deferred Compensation Plan (the “Deferred Compensation Plan”). The purpose of the Deferred Compensation Plan is to provide an option for salary deferrals at the participant’s voluntary election for certain individuals without regard to statutory limitations under tax qualified plans. The Deferred Compensation Plan is available to all of our executive officers. The plan is funded solely by participant contributions and does not receive a Company match. Participants may defer a portion of their salary or bonus under the Deferred Compensation Plan. Deferred amounts are tracked by the Company in a deferral account. The Company will credit earnings and losses to the participant’s deferred account based on the performance of one or more measurements funds selected by the participant from a pool of measurement funds selected by the Compensation Committee. The participant’s deferred account balance will be distributed in a lump sum following the participant’s termination of employment or death. Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following retirement on or after the participant’s attainment of age 55 and five years of service, but may not make withdrawals during their employment, except in the event of a financial hardship as approved by the Compensation Committee, or if the participant makes an in service distribution election prior to the time of the deferral in accordance with the terms of the Deferred Compensation Plan. All deferral elections and associated distribution schedules are irrevocable. Earnings or losses on deferrals are the result of market performance of the selected investments.

Name (a)	Executive Contributions in Last FY (b)	Registrant Contributions in Last FY (c)	Aggregate Earnings in Last FY (d)	Aggregate Withdrawals/ Distributions (e)	Aggregate Balance at Last FYE (f)
David M. Findlay(1)	$132,054	$—	$(1,089,702)	—	$3,957,339
Lisa M. O’Neill(2)	5,000	—	(4,430)	—	21,804
Eric H. Ottinger(3)	65,782	—	(39,450)	—	213,983
Kristin L. Pruitt(4)	59,748	—	(51,821)	$25,992	308,467
Michael E. Gavin	—	—	—	—	—
(1)With respect to Mr. Findlay, $132,054 of the 2022 contributions were reported in the Summary Compensation Table as salary. The 2022 aggregate earnings were not considered above market interest, and as such, were not reported in the Summary Compensation Table. $2,036,217 of the aggregate balance as of December 31, 2022 has been reported as compensation to the executive in the Summary Compensation Table in previous years.
(2)With respect to Ms. O’Neill, $5,000 of the 2022 contributions were reported in the Summary Compensation Table as salary. The 2022 aggregate earnings were not considered above market interest, and as such, were not reported in the Summary Compensation Table. $15,000 of the aggregate balance as of December 31, 2022 has been reported as compensation to the executive in the Summary Compensation Table in previous years.
(3)With respect to Mr. Ottinger, $44,265 and $21,517 of the 2022 contributions were reported in the Summary Compensation Table as salary and non-equity incentive compensation, respectively. The 2022 aggregate earnings were not considered above market interest, and as such, were not reported in the Summary Compensation Table. $150,782 of the aggregate balance as of December 31, 2022 has been reported as compensation to the executive in the Summary Compensation Table in previous years.
(4)With respect to Ms. Pruitt, $44,065 and $15,683 of the 2022 contributions were reported in the Summary Compensation Table as salary and non-equity incentive compensation, respectively. The 2022 aggregate earnings were not considered above market interest, and as such, were not reported in the Summary Compensation Table. $265,617 of the aggregate balance as of December 31, 2022 has been reported as compensation to the executive in the Summary Compensation Table in previous years.
As noted above, all contributions to the plan are funded solely by voluntary participant contributions, which represent a deferral of annual salary or non-equity incentive compensation, and there are no Company matching contributions. All aggregate earnings shown above represent investment and interest return on participant contributions.

50

Executive Compensation
Potential Payments Upon Termination or Change in Control
The following table sets forth information concerning potential payments and benefits under our compensation programs and benefit plans to which the named executive officers would be entitled upon a hypothetical termination of employment as of December 31, 2022. As is more fully described below, all of the named executive officers were subject to change in control agreements with Lakeland Financial that were in effect on December 31, 2022 (each, a “Change in Control Agreement”), which provide for payments and benefits to a terminating executive in connection with a change in control of Lakeland Financial. Except for the payments and benefits provided by the Change in Control Agreements, all other payments and benefits provided to any named executive officer upon termination of employment are the same as the payments and benefits provided to other eligible executives of Lakeland Financial. For purposes of estimating the value of certain equity awards, we have assumed a price per share of our common stock of $72.97, which was the closing price of our stock on December 30, 2022, the last trading day of the year.

Name	Type of Payment	Voluntary Retirement	Termination- Death or Disability	Termination, by the Company Other than for Cause, or by the Executive for Good Reason, in Connection with Change in Control(1)
David M. Findlay	Cash Severance Payment	—	—	$1,980,000
	LTI Plan(2)	$1,167,520	$1,167,520	3,012,202
	EIB Plan(3)	353,100	—	353,100
	Continuation of Medical/Dental Benefits(4)	—	—	25,221
	Total Termination Benefits	1,520,620	1,167,520	5,370,523
Lisa M. O’Neill	Cash Severance Payment	—	—	809,200
	LTI Plan(2)	437,820	437,820	1,129,576
	EIB Plan(3)	123,693	—	123,692
	Continuation of Medical/Dental Benefits(4)	—	—	35,895
	Total Termination Benefits	561,512	437,820	2,098,363
Eric H. Ottinger	Cash Severance Payment	—	—	950,600
	LTI Plan(2)	—	474,305	1,223,707
	EIB Plan(3)	—	—	145,306
	Continuation of Medical/Dental Benefits(4)	—	—	35,895
	Total Termination Benefits	—	474,305	2,355,508
Kristin L. Pruitt	Cash Severance Payment	—	—	946,400
	LTI Plan(2)	—	474,305	1,223,707
	EIB Plan(3)	—	—	144,664
	Continuation of Medical/Dental Benefits(4)	—	—	480
	Total Termination Benefits	—	474,305	2,315,251
Michael E. Gavin	Cash Severance Payment	—	—	714,000
	LTI Plan(2)	394,038	394,038	1,016,618
	EIB Plan(3)	109,140	—	109,140
	Continuation of Medical/Dental Benefits(4)	—	—	23,783
	Total Termination Benefits	503,178	394,038	1,863,541
(1)The amounts set forth are gross amounts payable upon a termination without cause or a resignation by the executive for good reason (a “Termination”) in connection with a change in control and are subject to a modified 280G cutback provision, which may result in a reduced payment.
(2)Under the LTI Plan a prorated portion of outstanding awards will vest upon a qualifying retirement, with such number determined based upon target performance for the portion of the performance period during which the retiring executive was employed. Only Messrs. Findlay and Gavin and Ms. O'Neill would qualify for such treatment upon a retirement as of December 31, 2022. LTI Plan awards made prior to 2021 become fully vested at target performance upon the participant’s death or disability, while awards made in and after 2021 will be prorated based upon the period during which the executive was employed. LTI plan awards made in 2022 and after are split to include 25% time based and 75% performance based shares. Upon a termination in connection with a change in control, outstanding LTI Plan awards made prior to 2021 fully vest at target performance in accordance with the 2017 Equity Incentive Plan and applicable award agreements, while awards made in and after 2021 will vest based upon actual performance though the date of the change in control.
(3)Under the EIB Plan, a participant forfeits his or her bonus eligibility upon terminating employment prior to the date of payment. However, a prorated bonus is payable to a participant upon a qualifying retirement, based upon actual performance under relevant performance metrics through the date of such retirement. Only Messrs. Findlay and Gavin and Ms. O'Neill would qualify for such treatment upon a retirement as of December 31, 2022. The calculations above assume a level of individual and Company performance of 107%. In addition, in the event of a termination in connection with a change in control of the Company, bonuses for any completed performance periods are payable. For purposes of the table above, it is assumed that each executive’s employment terminated on December 31, 2022 and, therefore, the table includes the full 2022 bonus amounts.
(4)Because our medical and dental benefit plans are self-funded, we have estimated the amounts due for 18 months of medical, dental and vision benefits based on our monthly COBRA continuation rates.

2023 PROXY STATEMENT	51

Executive Compensation
Accrued Pay, Certain Retirement Benefits and
Vested Equity Awards
The amounts reflected in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, or amounts that are fully vested under the terms of the applicable plan. These include:
•Accrued salary and vacation pay.
•Regular pension benefits under our defined benefit retirement plan. See “2022 Pension Benefits” above.
•Distributions of plan balances under our 401(k) plan and the Deferred Compensation Plan. See “Nonqualified Deferred Compensation” above for information on current account balances and an overview of the Deferred Compensation Plan.
Disability, Death and Retirement
As described below, a termination of employment due to disability does not entitle the named executive officers to any payments or benefits that are not available to salaried employees generally. As is the case with any other eligible participant under our LTI Plan (as described in the Compensation Discussion and Analysis above), termination of employment due to retirement will entitle the named executive officers to a prorated payout under such plan. In addition, as is also the case with any other eligible participant under our EIB Plan (as described in the Compensation Discussion and Analysis above), termination of employment due to retirement will entitle the named executive officers to a prorated bonus under such plan. All employees, including the named executive officers, who receive awards under our 2017 Equity Incentive Plan will immediately vest in any unvested awards held by such employee in the event of a termination due to disability or death, although awards made in and after 2020 will be prorated based upon the period during which the employee was employed.
Acceleration of Vesting Upon a Change in Control
All employees, including the named executive officers, who receive awards under our 2017 Equity Incentive Plan will immediately vest in any unvested awards held by such employee if (1) the 2017 Equity Incentive Plan and the respective award agreements are not fully assumed in a change in control or (2) the 2017 Equity Incentive Plan and the respective award agreements are fully assumed in the change in control and the employee is terminated by the Company without cause or the employee resigns for good reason. In such instances, performance-based awards made prior to 2020 will fully vest based upon target performance, while performance-based awards made in and after 2021 will vest based upon actual performance through the date of the change in control and time-based awards will fully vest.
Change in Control Agreements
Other than as is provided in the Change in Control Agreements, and except as is provided in accordance with the terms of our 2017 Equity Incentive Plan, no named executive officer will be entitled to any payments or benefits as a result of the occurrence of a change in control or as a result of a termination of employment in connection with a change in control.
In the case of a termination of employment by the Company without cause, or by the executive for good reason, within 6 months prior to, or 24 months immediately following, a change in control, the Change in Control Agreements provide for the following:
•Payment, in a single lump sum, of a severance benefit equal to two times the sum of (i) the greater of the executive’s then current base salary or the executive’s annual base salary as of the date one day prior to the change in control and (ii) the greater of the executive’s target annual performance bonus or the amount of the average annual performance bonus paid (or payable) to the executive for the most recently completed three fiscal years of the Company prior to the year in which the termination of employment occurs.
•To the extent the executive (or any of the executive’s dependents) was eligible to be covered under the terms of our medical and dental plans for active employees immediately prior to his or her termination date, we will provide the executive (and his dependents, if any), at the Company’s cost, with equivalent coverages for up to 18 months following termination of employment, provided the executive elects COBRA coverage. In the event that the executive (and/or his or her dependents, if any) become eligible for coverage under the terms of any other medical and/or dental plan of a subsequent employer which plan benefits are comparable to our plan benefits, coverage under our plans will cease for the executive (and/or his or her dependents, if any).

52

Executive Compensation
•Payment of any earned but unpaid salary for the period ending on the termination date, any earned but unpaid annual performance bonus for performance periods completed before the termination date, any accrued but unpaid vacation, and any unreimbursed business expenses.
The change in control benefits described above are subject to a modified 280G cutback provision which provides for a reduction in payments to the extent that such reduction would confer a greater after-tax benefit to the executive after taking into account all income, employment and excise taxes.
The Company entered into revised Change in Control Agreements with the named executive officers effective March 1, 2016 that, among other things, modified the “double-trigger” provision described above, conditioned the receipt of the change in control payment on the executive’s execution of a release and waiver of claims against the Company, and increased the geographic scope (but reduced the duration) of the non-compete covenant described below.
In exchange for the payments and benefits provided under the Change in Control Agreements, the executives agree to be bound by a one-year restrictive covenant, which will be effective throughout the geographic area within a 60-mile radius from the location of any office of the Company operating at the time of the executive’s termination of employment. The restrictive covenant will prohibit the executive from competing, in any way, with the Company for the one-year period following the executive’s termination of employment.
CEO Pay Ratio
For our 2023 CEO Pay Ratio disclosure, we calculated our median employee as of the December 31, 2022 payroll using our entire employee population. The compensation data we used to determine our median employee was the same as that used in the summary compensation table for our named executive officers, including our CEO, with the exception of any positive pension earnings. As previously discussed, our pension plan was frozen in 2000 therefore this benefit is not available to employees hired since the plan was frozen, including our CEO. This information is also not practicably available for the entire employee population. We annualized the salary of full-time employees hired during the year and the salary of part-time permanent employees hired during the year was annualized at their part-time rate. Based on this methodology, the total compensation of our median employee was $45,721. The total compensation of our CEO was $2,259,394 and the ratio of this to our median employee total compensation was approximately 49:1.

2023 PROXY STATEMENT	53

Executive Compensation
Pay Versus Performance
2022 Pay Versus Performance Table

Year	Summary Compensation Table Total for CEO(5)	Compensation Actually Paid to CEO	Average Summary Compensation Table Total for Non-CEO Named Executive Officers(6)	Average Compensation Actually Paid to Non-CEO Named Executive Officers	Total Shareholder Return	Peer Group Total Shareholder Return(7)	Net Income	3 Year Diluted Earnings Per Share Growth
2022 (1)(2)	$2,259,393	$1,409,519	$931,885	$622,052	$169.03	$109.23	$103,817,138	6.13%
2021 (3)	1,919,909	3,544,175	798,633	1,413,929	181.75	138.97	95,732,847	6.11%
2020 (4)	1,658,750	(95,717)	688,981	82,264	119.00	100.46	84,337,021	13.96%
(1)The LTI Plan for the 2022-2024 performance period has an estimated payout at 120%. The LTI Plan for the 2021-2023 performance period has an estimated payout at 143%. The LTI Plan for the 2020-2022 performance period paid out at 118%.
(2)The LTI Plan for the 2022-2024 performance period and going forward will be 75% performance-based and 25% time-based.
(3)The LTI Plan for the 2021-2023 performance period has an estimated payout at 141%. The LTI Plan for the 2020-2022 performance period has an estimated payout at 106%. The LTI Plan for the 2019-2021 performance period paid out at 66%.
(4)The LTI Plan for the 2020-2022 performance period has an estimated payout at 64%. The LTI Plan for the 2019-2021 performance period has an estimated payout at 25%. The LTI Plan for the 2018-2020 performance period paid out at 78%.
(5)The CEO in 2022, 2021, and 2020 was Mr. Findlay.
(6)The Non-CEO NEOs in 2022, 2021, and 2020 were Ms. O'Neill, Mr. Ottinger, Ms. Pruitt, and Mr. Gavin.
(7)The peer group used is the KBW NASDAQ Bank Index.

The following table reconciles the Summary Compensation Table to the Pay Versus Performance Table above.

	CEO			Non-CEO Named Executive Officers
Year	2020	2021	2022	2020	2021	2022
Summary Compensation Table Total Compensation	$1,658,750	$1,919,909	$2,259,393	$688,981	$798,633	$931,885
Less Grant Date Fair Value of Stock Awards in Fiscal Year	(711,040)	(905,600)	(1,221,280)	(264,418)	(345,260)	(465,613)
Add Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Years and Fiscal Year	(1,043,427)	2,529,866	371,406	(342,299)	960,556	155,780
Compensation Actually Paid	(95,717)	3,544,175	1,409,519	82,264	1,413,929	622,052

54

Executive Compensation
PAY VERSUS TSR 2020-2022
PAY VERSUS 3 DILUTED EPS GROWTH 2020-2022
PAY VERSUS NET INCOME 2020-2022
The most important financial performance measures used by Lakeland Financial in 2022 to set the compensation for our CEO and all of our non-CEO named executive officers are listed in the following tabular list:

TABULAR LIST

3 Year Diluted Earnings Per Share Growth	3 Year Revenue Growth	3 Year Average Return on Beginning Equity

Net Income

2023 PROXY STATEMENT	55

Executive Compensation
Tax Deductibility of Compensation
Lakeland Financial seeks to maximize the tax deductibility of all elements of compensation. Section 162(m) of the Code will generally disallow a corporate tax deduction for compensation paid to certain officers in excess of $1 million. While we try to structure compensation plans and programs to ensure deductibility, we may approve compensation amounts that do not qualify for deductibility when we deem it to be in the best interest of Lakeland Financial.

56

Proposal No. 2

Advisory (Non-binding) Vote on Executive Compensation
Publicly traded companies, such as Lakeland Financial Corporation, are required to permit a separate shareholder advisory vote to approve the compensation of their named executive officers as disclosed pursuant to the compensation rules of the SEC. In accordance with these requirements, we are providing shareholders with an advisory vote on the compensation of our named executive officers at the 2023 annual meeting.
As described in more detail in the Compensation Discussion and Analysis section of this proxy statement, the overall objectives of Lakeland Financial’s compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers in 2022. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis section are effective in implementing our compensation philosophy and achieving its goals and that the compensation of our executive officers in fiscal year 2022 reflects and supports these compensation policies and procedures.
The following resolution is submitted for shareholder approval:
“RESOLVED, that Lakeland Financial Corporation’s shareholders approve, on an advisory basis, its executive compensation as described in the section captioned ‘Compensation Discussion and Analysis’ and the tabular disclosure regarding named executive officer compensation under ‘Executive Compensation’ contained in the Company’s proxy statement, dated March 2, 2023.”
Approval of this resolution requires the affirmative vote of a majority of the shares voted on this matter at the annual meeting. While this advisory vote on executive compensation, commonly referred to as a “say-on-pay” advisory vote, is required, it is not binding on our Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

The Board recommends shareholders vote to approve the overall compensation of our named executive officers by voting “FOR” this proposal.

2023 PROXY STATEMENT	57

Proposal No. 3

Advisory (Non-binding) Vote on Frequency of Vote on Executive Compensation
Publicly traded companies, such as Lakeland Financial Corporation, are required to permit a separate shareholder advisory vote on the frequency with which shareholders shall conduct an advisory say-on-pay vote on executive compensation, such as Proposal 2 above. In accordance with these requirements, we are providing shareholders with an advisory vote on the frequency with which our shareholders will vote on a say-on-pay proposal.
The advisory vote on the frequency of say-on-pay votes is a non-binding vote as to how often say-on-pay votes should occur: every year, every two years, or every three years. In addition to those choices, shareholders may also abstain from voting. Section 14A of the Exchange Act requires us to hold an advisory vote on the frequency of say-on-pay votes at least once every six years.
After careful consideration, our Board of Directors recommends that the future shareholder say-on-pay votes be conducted annually. The Board values and encourages constructive input from our shareholders regarding Lakeland Financial's compensation philosophy, policies and practices, and believes it is important that such policies and practices are aligned with the best interests of our shareholders. An annual say-on-pay vote will provide the Board and Compensation Committee with useful information on shareholder sentiment about these important matters on the most frequent and consistent basis.
Although the Board recommends a say-on-pay vote every year, shareholders are not voting to approve or disprove the Board's recommendation. Rather, shareholders are being asked to vote on the following resolution:
“RESOLVED, that Lakeland Financial Corporation’s shareholders determine, on an advisory basis, that the frequency with which the shareholders shall have an advisory vote on the compensation of the named executive officers set forth in the Company's proxy statement for its annual meeting of shareholders, beginning with the 2023 Annual Meeting of Shareholders, shall be [every year] [every two years] [every three years]."
The choice which receives the highest number of votes will be deemed the choice of the shareholders.
While this advisory vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our Board of Directors and may not be construed as overruling any decision by the Board. However, the Board will take into account the outcome of the vote when determining the frequency of future say-on-pay votes.

The Board recommends shareholders vote for the "1 YEAR" frequency when voting on this proposal.

58

Audit Committee Report
The Audit Committee assists the Board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Company’s management is responsible for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles and on the effectiveness of internal control over financial reporting.
The Audit Committee is governed by a charter. A copy of the committee’s current charter is available on the Investor Relations section of the Company’s website at www.lakecitybank.com. As of December 31, 2022, the committee was comprised solely of independent directors. Brian J. Smith has been designated by the Board as an audit committee financial expert as defined by the SEC.
The Audit Committee reviews with the internal auditors and the independent registered public accounting firm, with and without management present, the effectiveness of our system of internal controls and internal audit procedures; reports of bank regulatory agencies and monitoring of management’s compliance with recommendations contained in those reports; actions by management on recommendations of the independent registered public accounting firm and internal auditors; and the audited financial statements.
The Audit Committee is also responsible for selecting, appointing and overseeing our independent registered public accounting firm. The Audit Committee performs an annual evaluation of the independent registered public accounting firm and the lead partner concerning the qualifications, performance and independence of the auditors by considering the quality and efficiency of the services provided by the auditors, the auditors’ capabilities and the auditors’ technical expertise and knowledge of the Company’s operations and industry. The Audit Committee also participates in discussions of audit and audit related fees and approves all fees and services of the independent registered public accounting firm. Based on the outcome of the evaluation and discussions, the Audit Committee has appointed Crowe LLP as the Company’s independent registered public accounting firm as of and for the year ending December 31, 2023.
The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2022 with our management and Crowe LLP, our independent registered public accounting firm. The committee has also discussed with Crowe LLP the matters required to be discussed by Public Company Oversight Board AS16 (Auditing Standards Communications with Audit Committees) as well as having received and discussed the written disclosures and the letter from Crowe LLP required by the Public Company Accounting Oversight Board Rule 3526, communication with Audit Committees concerning independence.
Based on the review and discussions with management and Crowe LLP, the Audit Committee has recommended to the Board that the audited financial statements be included in our annual report on Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Submitted by:
A. Faraz Abbasi
Robert E. Bartels, Jr.
Steven D. Ross
Brian J. Smith
Bradley J. Toothaker
Members of the Audit Committee

2023 PROXY STATEMENT	59

Proposal No. 4

Ratification of Crowe LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2023
Shareholders are also being asked to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the year ending December 31, 2023. If the appointment of Crowe LLP is not ratified by shareholders, the matter of the appointment of an independent registered public accounting firm will be considered by the Audit Committee and Board. Representatives of Crowe LLP are expected to be present at the virtual annual meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions that may be asked by shareholders.

The Board recommends shareholders vote to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 by voting “FOR” this proposal.

Fees Paid to Independent Registered Public
Accounting Firm

	2021	2022
Audit Fees	$510,500	$438,556
Audit-Related Fees	59,025	58,990
Tax Fees	72,313	76,984
All Other Fees	—	—
Total	$641,838	$574,530
Audit Fees
Audit fees consist of the aggregate fees billed or expected to be billed by Crowe LLP for its audit of Lakeland Financial’s annual financial statements for fiscal years 2022 and 2021, for its required reviews of our unaudited interim financial statements included in our Quarterly Reports on Form 10-Qs filed during fiscal 2022 and 2021, for the integrated audit of internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act and for consents and assistance with documents filed with the SEC.
Audit-Related Fees
Audit-related fees consist of the aggregate audit-related fees billed by Crowe LLP for fiscal years 2022 and 2021 for services which included employee benefit plan audits, captive insurance subsidiary audit and accounting and financial reporting-related consultations.
Tax Fees
Tax fees consist of the aggregate fees for tax-related services billed by Crowe LLP for fiscal years 2022 and 2021 for professional services rendered for tax compliance, tax advice and tax planning which included assistance with the preparation of Lakeland Financial’s and subsidiaries’ tax returns and guidance with respect to estimated tax payments and for assistance relating to maintaining a real estate investment trust and for assistance related to maintaining a captive insurance company.

60

Audit Committee Report
All Other Fees
We did not incur any other fees from Crowe LLP for fiscal years 2022 and 2021 other than the fees reported above.
The Audit Committee, after consideration of the matter, does not believe the rendering of these services by Crowe LLP to be incompatible with maintaining Crowe LLP’s independence as our independent registered public accounting firm.
Audit Committee Pre-Approval Policy
Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Crowe LLP and all such services provided in 2021 and 2022 were pre-approved. These services include audit and audit-related services, tax services, and other services. Crowe LLP and management are required to periodically report to the Audit Committee regarding the extent of services provided by Crowe LLP in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis that the Audit Committee had not already specifically approved.
Michael L. Kubacki
Chairman of the Board of Directors
March 2, 2023
Warsaw, Indiana

2023 PROXY STATEMENT	61

CELEBRATING 150 YEARS OF COMMUNITY

©2022 Lake City Bank | P.O. Box 1387 |
Warsaw, IN 46581 | (888) 522-2265
www.lakecitybank.com

Lakeland Financial Corporation

LAKELAND FINANCIAL CORP.
ATTN: KRISTIN PRUITT
202 EAST CENTER STREET
PO BOX 1387
WARSAW, IN 46581

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 10, 2023 for shares held directly and by 11:59 P.M. Eastern Time on April 6, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LKFN2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 10, 2023 for shares held directly and by 11:59 P.M. Eastern Time on April 6, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D99636-P85530-Z84201

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LAKELAND FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR the following:

1. ELECTION OF DIRECTORS:

Nominees:

		For	Withhold
1a.	A. Faraz Abbasi	☐	☐
1b.	Blake W. Augsburger	☐	☐
1c.	Robert E. Bartels, Jr.	☐	☐
1d.	Darrianne P. Christian	☐	☐
1e.	David M. Findlay	☐	☐
1f.	Michael L. Kubacki	☐	☐
1g.	Emily E. Pichon	☐	☐
1h.	Steven D. Ross	☐	☐
1i.	Brian J. Smith	☐	☐
1j.	Bradley J. Toothaker	☐	☐
1k.	M. Scott Welch	☐	☐

The Board of Directors recommends you vote FOR proposal 2 and 1 YEAR for proposal 3.

	For	Against	Abstain
2. APPROVAL, by non-binding vote, of the Company's compensation of certain executive officers.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of advisory votes on the Company's compensation of certain executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal.

NOTE: In accordance with their discretion upon all other matters that may properly come before said meeting and any adjournments or postponements of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D99637-P85530-Z84201

PROXY
FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
LAKELAND FINANCIAL CORPORATION
TO BE HELD BY LIVE WEBCAST ON APRIL 11, 2023

The undersigned hereby appoints David M. Findlay and Michael L. Kubacki, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders, to be held by live webcast at 4:30 p.m., Eastern Time, at www.virtualshareholdermeeting.com/LKFN2023, on the 11th day of April, 2023, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1, FOR PROPOSAL 2, 1 YEAR FOR PROPOSAL 3 AND FOR PROPOSAL 4.

Continued and to be signed on reverse side